ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2023

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

Table of Contents
December 31, 2023

COMPANY HIGHLIGHTS	Page		Page
Our Mission and Cluster Model	iii	Corporate Responsibility	xxiii

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2023 Financial and Operating Results	1	Earnings Call Information and About the Company	7
Guidance	4	Consolidated Statements of Operations	8
Acquisitions	5	Consolidated Balance Sheets	9
Dispositions and Sales of Partial Interests	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base	17
High-Quality and Diverse Client Base in AAA Locations	18	Recent Deliveries	34
Occupancy	19	Current Projects	37
Internal Growth		Summary of Pipeline	41
Key Operating Metrics	20	Construction Spending and Capitalization of Interest	46
Same Property Performance	21	Joint Venture Financial Information	47
Leasing Activity	22	Balance Sheet Management
Contractual Lease Expirations	23	Investments	49
Top 20 Tenants	24	Key Credit Metrics	50
Summary of Properties and Occupancy	25	Summary of Debt	51
Property Listing	26	Definitions and Reconciliations
		Definitions and Reconciliations	55

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ii

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iii

JANUARY 5, 2024

ALEXANDRIA CELEBRATES 30 YEARS
AT THE VANGUARD AND HEART OF THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY

30

PROUD OF THE PAST.

LASER FOCUSED ON THE PRESENT.

STRATEGICALLY PREPARED FOR THE FUTURE.

PEOPLE. PASSION. PURPOSE.

(1)Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies, as of November 10, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iv

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return From ARE's IPO on May 27, 1997[1] to December 31, 2023

WELLTOWER 1,928%
ALEXANDRIA 1,512%
UNIVERSAL HEALTH REALTY INCOME TRUST 1,162%
FTSE NAREIT EQUITY HEALTH CARE INDEX(2) 980%
LTC PROPERTIES 932%
NATIONAL HEALTH INVESTORS 855%
VENTAS 825%
MSCI US REIT INDEX 792%
HEALTHPEAK PROPERTIES 573%
OMEGA HEALTHCARE INVESTORS 504%
HEALTHCARE REALTY TRUST 305%

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s IPO priced at $20.00 per share on May 27, 1997.
(2)REITs included in the FTSE Nareit Equity Health Care Index for which total shareholder return information since May 27, 1997 is available.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	v

ALEXANDRIA'S COMPETITIVE ADVANTAGES

- First mover advantage in the top life science clusters
- High-quality assets aggregated in desirable and well-amenitized mega campuses
- High-quality cash flows and substantial embedded future net operating income
- Longstanding relationships with strong tenant base create stellar brand loyalty
- Fortress balance sheet with strong liquidity
- Unique life science industry expertise and experience
- Long-tenured management team with deep experience and expertise

UNMATCHED SCALE & DOMINANCE IN OUR KEY CLUSTERS

42.0M OPERATING RSF[(1)] → **73.5M** POTENTIAL SQUARE FEET[(1)]

Alexandria has the ability to almost double our size with assets on balance sheet

"A truly great business must have an enduring 'moat' that protects excellent returns on invested capital."

WARREN BUFFETT

(1)As of December 31, 2023, our asset base in North America includes 42.0 million RSF of operating properties and 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vi

VISIBILITY OF FUTURE GROWTH WITH ANNUAL NET OPERATING INCOME OF

$495 MILLION[(1)]

Expected to Be Placed Into Service[(2)]

2024	2025	1Q26–4Q27
$149M[(3)]	$146M	$200M

Aggregating 5.7M RSF

60% Leased/Negotiating

Placed Into Service

2023	4Q23
$265M	$145M
2.5M RSF	1.2M RSF
100% LEASED	99% LEASED

ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES ACCELERATED DELIVERY OF 325 BINNEY AND ONBOARDING OF NET OPERATING INCOME

325 BINNEY STREET | GREATER BOSTON
Moderna

Refer to “Net operating income” in the “Definitions and reconciliations” of our Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects placed into service primarily commencing from 1Q24 through 4Q27 is $389 million.
(2)Represents expected incremental annual net operating income to be placed into service, including partial deliveries for projects that stabilize in future years.
(3)Includes 1.4 million RSF expected to be stabilized in 2024 and is 93% leased. Refer to the initial and stabilized occupancy years in the “New Class A/A+ development and redevelopment properties: current projects” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vii

THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY, WITH $450 BILLION IN ANNUAL R&D FUNDING FROM DIVERSE SOURCES, FUELS DEMAND FOR ALEXANDRIA'S LABSPACE® ASSETS

Global Public Biopharma R&D Spending[2]
$278B
U.S. Life Science Venture Capital and Public Markets[3]
$77B
Government Funding (NIH & NSF[4])
$53B
U.S. Medical Research Philanthropy[5]
$51B

2022 LIFE SCIENCE R&D FUNDING BY SOURCE

TOTAL LIFE SCIENCE R&D FUNDING

$2.1T+
2018–2022

$450B+
IN 2022

(1)Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies, as of November 10, 2023.
(2)Source: Evaluate Pharma, October 2023.
(3)Sources: PitchBook, BioCentury, and NASDAQ. Public markets include IPOs, follow-ons, and public equity financings.
(4)Sources: Congressional Research Service, “National Institutes of Health (NIH) Funding: FY1996-FY2024,” updated May 17, 2023. National Science Foundation (NSF).
(5)Source: The Giving Institute, “Giving USA 2023: The Annual Report on Philanthropy for the Year 2022.”

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	viii

ALEXANDRIA TENANTS ARE RESPONSIBLE FOR 50% OF NOVEL FDA-APPROVED THERAPIES SINCE 2013

NOTABLE FDA APPROVALS FROM ALEXANDRIA TENANTS IN 2023

VERTEX | CRISPR THERAPEUTICS

CASGEVY

First CRISPR-based gene therapy for treatment of severe sickle cell disease

AstraZeneca

BEYFORTUS

First therapy for the prevention of RSV in newborns

Biogen

QALSODY

First therapy for the treatment of ALS driven by SOD1 mutations

>2x INCREASE SINCE 2003

Near-Record Level of FDA Approvals in 2023 Reflects the Strength of the Life Science Industry

26
43
55
2003–2012
2013–2022
2023

NOVEL THERAPIES APPROVED BY THE FDA (CDER) IN 2023 COMPARED TO PRIOR 10-YEAR AVERAGES

Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (CDER)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ix

ALEXANDRIA'S IMPRESSIVE KEY BALANCE SHEET MANAGEMENT ACCOMPLISHMENTS IN 2023

- SELF-FUNDED THROUGH $1.3B OF DISPOSITIONS AND SALES OF PARTIAL INTERESTS
- INCREASED LINE OF CREDIT CAPACITY BY 25% TO $5.0B
- BOND ISSUANCE OF $1.0B AT 4.95% FOR AVERAGE TERM OF 21 YEARS
- $1.2B OF JV COMMITMENTS TO FUND FUTURE CONSTRUCTION[(1)]
- LOWEST LEVERAGE LEVEL IN COMPANY HISTORY AT 5.1x[(2)]

As of December 31, 2023.
(1)Represents contributions from existing consolidated real estate joint ventures to fund their share of construction costs from 1Q24 through 2027. Refer to “Construction spending and capitalization of interest” of our Supplemental Information for additional details.
(2)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	x

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

Bristol Myers Squibb

4135 CAMPUS POINT COURT | SAN DIEGO
Bristol Myers Squibb

SIGNIFICANT LIQUIDITY

$5.8B

DEBT MATURITIES

NO DEBT MATURING PRIOR TO 2025

PERCENTAGE OF DEBT AT FIXED RATES

98.1%

BBB+ S&P Global Ratings
Stable [(2)]

Baa1 Moody's Investors Service
Stable [(2)]

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[(3)]

5.1x
4Q23

REMAINING DEBT TERM

12.8
YEARS

INTEREST RATE

3.72%

WEIGHTED AVERAGE

As of December 31, 2023, unless noted otherwise.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services.
(2)As of the date of this report.
(3)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xi

ALEXANDRIA'S CONSISTENT GROWTH IN QUARTERLY FUNDS FROM OPERATIONS PER SHARE

33.3% Growth
(1Q19–4Q23)
$1.71
$1.73
$1.75
$1.77
$1.82
$1.81
$1.83
$1.84
$1.91
$1.93
$1.95
$1.97
$2.05
$2.10
$2.13
$2.14
$2.19
$2.24
$2.26
$2.28
1Q 2Q 3Q 4Q
2019
1Q 2Q 3Q 4Q
2020
1Q 2Q 3Q 4Q
2021
1Q 2Q 3Q 4Q
2022
1Q 2Q 3Q 4Q
2023

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY QUARTER

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xii

ALEXANDRIA'S CONSISTENT AND LONG-TERM YEAR-OVER-YEAR GROWTH IN FUNDS FROM OPERATIONS PER SHARE

7.4% Average Annual Growth
$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiii

ALEXANDRIA'S HISTORICALLY CONSISTENT, STRONG, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

For 4Q23, we declared a cash dividend of $1.27 per common share

$4.00
$4.24
$4.48
$4.72
$4.96
2019
2020
2021
2022
2023

ANNUAL COMMON STOCK DIVIDEND PER SHARE

DIVIDEND YIELD

4.0% (1)

LAST 5 YEARS (2)

6%

Average Annual Dividend Per-Share Growth

$1.9B

(1)Based on the closing price of our common stock on December 31, 2023 of $126.77 and the annualized dividend declared for the three months ended December 31, 2023 of $1.27 per common share. Refer to “Dividend yield” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents the years ended December 31, 2019 through 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiv

ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS

Multinational Pharmaceutical
19%
Life Science Product, Service, and Device
21%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Public Biotechnology – Approved or Marketed Product
17%
Future Change in Use(2)
4%
Investment-Grade or Large Cap Tech
7%
Other(3)
3%
Private Biotechnology
10%
Public Biotechnology – Preclinical or Clinical Stage
8%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[4]

92%

76%

of Leasing Activity During the Last Twelve Months Was Generated From Alexandria's Existing Client Base

As of December 31, 2023.
(1)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 4.0 years.
(3)Our “Other” tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.
(4)Represents annual rental revenue in effect as of December 31, 2023. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xv

ALEXANDRIA'S SUSTAINED OPERATIONAL EXCELLENCE AND STRENGTH IN TENANT COLLECTIONS

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23

TENANT RENTS AND RECEIVABLES COLLECTED[(1)]

99.8%

AVERAGE TENANT COLLECTIONS FROM 1Q21 TO 4Q23

(1)Represents tenant rents and receivables collected for each period end as of each quarter’s respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvi

ALEXANDRIA'S SOLID LEASING VOLUME IN 2023 REMAINS IN LINE WITH OUR HISTORICAL ANNUAL AVERAGE

(in millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2M RSF
Annual Average
(2013–2020)
4.3M
RSF
Exceptional/
Record-Level
Leasing
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
RSF OF LEASES EXECUTED

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvii

ALEXANDRIA GENERATES LONG LEASE TERMS

For 2023, we achieved an exceptionally long weighted-average lease term of 11.3 years

11.3 years
Weighted-Average
Lease Term
(2023)
(in years)
8.8 years
Weighted-Average
Lease Term
(2014–2023)
12.0
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
WEIGHTED-AVERAGE LEASE TERM OF EXECUTED LEASES

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xviii

ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES STEADY AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS
ONLY A 70-BPS DECLINE
ACQUIRED VACANCY
AVERAGE(1)
3.2%
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
94.6
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Projected (2)
OCCUPANCY PERCENTAGE(3)

(1)Represents the average of acquired vacancy percentages as of December 31, 2020 through 2023.
(2)Represents the midpoint of our 2024 guidance range for occupancy percentage in North America as of December 31, 2024. Refer to “Guidance” in our Earnings Press Release for additional details.
(3)Represents occupancy percentage of operating properties in North America as of each period end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xix

THE POWER OF THE ALEXANDRIA MEGA CAMPUS
ALEXANDRIA CENTER® FOR LIFE SCIENCE – WALTHAM

Alexandria executes long-term 165,940 RSF, full-building lease with Novo Nordisk for its R&D center at 60 Sylvan Road to anchor our Waltham mega campus

Central Utility Plant –
The Green Heart of the Campus
Cliff Building
Central Lawn With
Vertical Farm
Outdoor Pavilion
60 SYLVAN ROAD
Learning Center
Hiking & Biking Trails
Walking Path Network

Represents rendering for future development and redevelopment properties. Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xx

THE POWER OF THE ALEXANDRIA MEGA CAMPUS
ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS

Alexandria executes 99,557 RSF lease with CARGO Therapeutics for its new headquarters and R&D center at 835 Industrial Road

ALEXANDRIA CENTER
FOR LIFE SCIENCE

825 and 835 Industrial Road

Laboratory space at 835 Industrial Road

Future Phases

825 AND 835
INDUSTRIAL ROAD
Future Phases
1.4M RSF
US
101
Caltrain

Future phases are represented by renderings for future development properties. Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxi

COMMUNICATIONS AND REPORTING EXCELLENCE

EIGHTH NAREIT INVESTOR CARE AWARD

WINNER OF THE MOST GOLD AWARDS BY ANY EQUITY REIT

2023
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2015
2018
2020
2022
2016
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2019
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxii

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most pressing challenges

The Honor Foundation headquarters in San Diego, CA

Supporting our military, our veterans, and their families

Building principled leaders through education

Graduates of the Emily K Center in Durham, NC

Accelerating medical innovation to save lives

Former Congressman Patrick Kennedy speaking at Alexandria's 2023 mental health policy forum

Prioritizing the mental health crisis

Harnessing agtech to combat hunger and improve nutrition

OneFifteen campus in Dayton, OH

Revolutionizing addiction treatment

Future National Medal of Honor Museum in Arlington, TX

Inspiring future generations with the stories and values of our nation's heroes

Approaching homelessness as a healthcare problem, not a housing issue

For more information, please see our 2022 ESG Report at ***www.are.com****.*

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiii

ALEXANDRIA'S OPERATIONAL EXCELLENCE IN ASSET MANAGEMENT, DESIGN, AND DEVELOPMENT

BOMA TOBY AWARDS

The Outstanding Building of the Year (TOBY) Awards are the commercial real estate industry's highest recognition honoring excellence in commercial building management and operations

▶ **9880 CAMPUS POINT DRIVE** | SAN DIEGO

BOMA San Diego

2023 WINNER: INAUGURAL LIFE SCIENCE CATEGORY

BOMA Boston

2023 WINNER: LAB BUILDING OF THE YEAR

60 BINNEY STREET
CAMBRIDGE

BOMA Boston

2023 WINNER: HISTORICAL BUILDING OF THE YEAR

ONE KENDALL SQUARE, BUILDING 200
CAMBRIDGE

BOMA Boston

2023 WINNER: RENOVATED BUILDING OF THE YEAR

ONE KENDALL SQUARE, BUILDING 1400
CAMBRIDGE

BOMA Seattle King County

2023 WINNER: INAUGURAL LIFE SCIENCE CATEGORY

1165 EASTLAKE AVENUE EAST
SEATTLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiv

Alexandria Real Estate Equities, Inc. Reports:
4Q23 Net Loss per Share – Diluted of $0.54;
2023 Net Income per Share – Diluted of $0.54; and
4Q23 and 2023 FFO per Share – Diluted, As Adjusted, of $2.28 and $8.97, respectively
PASADENA, Calif. – January 29, 2024 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the fourth quarter and year ended December 31, 2023.

Key highlights
Operating results	4Q23	4Q22	2023	2022
Total revenues:
In millions	$757.2	$670.3	$2,885.7	$2,589.0
Growth	13.0%		11.5%
Net (loss) income attributable to Alexandria’s common stockholders – diluted
In millions	$(91.9)	$51.8	$92.4	$513.3
Per share	$(0.54)	$0.31	$0.54	$3.18
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$389.8	$353.6	$1,532.3	$1,361.7
Per share	$2.28	$2.14	$8.97	$8.42
Celebrating 30 years at the vanguard and heart of the $5 trillion secularly growing life science industry
We celebrated the 30th anniversary of our one-of-a-kind, once-in-a-generation company on January 5, 2024. Alexandria pioneered the novel Labspace® niche and created the first-ever REIT uniquely focused on the critically important life science industry with our founding on January 5, 1994. Over the past three decades, we have transformed life science real estate from a specialty niche into a compelling mainstream asset class. From our IPO on May 27, 1997 through December 31, 2023, we generated an outstanding total shareholder return (“TSR”) of 1,512%, significantly outperforming major indices over the same period, including the FTSE Nareit Equity Health Care Index’s TSR of 980% and the MSCI US REIT Index’s TSR of 792% (assuming reinvestment of dividends).

An operationally excellent, industry-leading REIT with a high-quality, diverse client base to support growing revenues, stable cash flows, and strong margins

Percentage of total annual rental revenue in effect from mega campuses as of December 31, 2023	75%
Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants as of December 31, 2023	52%
Sustained strength in tenant collections:
Low tenant receivables as of December 31, 2023	$8.2	million
January 2024 tenant rents and receivables collected as of January 29, 2024	99.4%
4Q23 tenant rents and receivables collected as of January 29, 2024	99.9%
Occupancy of operating properties in North America as of December 31, 2023	94.6%
Operating margin	71%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term as of December 31, 2023:
Top 20 tenants	9.6	years
All tenants	7.4	years

Solid annual leasing volume and rental rate increases with continued long lease terms
•Solid leasing volume aggregating 889,737 RSF during 4Q23 and 4.3 million RSF for 2023.
•Weighted-average lease term of 11.3 years for 2023, above our historically long weighted-average lease term of 8.8 years over the last 10 years.
•76% of our leasing activity during the last twelve months was generated from our existing tenant base.

	4Q23		2023
Total leasing activity – RSF	889,737		4,306,072
Leasing of development and redevelopment space – RSF	233,516		596,533
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	477,142		3,046,386
Rental rate increase	9.2%	(1)	29.4%	(1)
Rental rate increase (cash basis)	5.5%	(1)	15.8%	(1)

(1)Includes the re-lease of 99,557 RSF to Cargo Therapeutics at 835 Industrial at a 4.1% decline in the cash rental rate compared with the rate from the former tenant that was less than three years into a 10-year lease. Excluding this lease, the rental rate increase on renewals and re-leasing of space was 21.4% and 9.7% (cash basis) for 4Q23 and 32.4% and 17.0% (cash basis) for 2023.
Strong and flexible balance sheet with significant liquidity, top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.1x, equaling the lowest leverage levels in Company history, and fixed-charge coverage ratio of 4.5x for 4Q23 annualized.
•Significant liquidity of $5.8 billion.
•No debt maturities prior to 2025.
•Only 20% of our total debt matures in the next five years.
•12.8 years weighted-average remaining term of debt.
•98.1% of our debt has a fixed rate.
•Total debt and preferred stock to gross assets of 27%.
•$1.2 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from 1Q24 through 2027.
•During 4Q23, we settled our outstanding forward equity sales agreements by issuing 699 thousand shares of common stock, for which we received net proceeds of $104.3 million.
Alexandria’s highly leased value-creation pipeline delivered the highest incremental annual net operating income in Company history of $145 million and $265 million, commencing during 4Q23 and 2023, respectively, and drives future incremental annual net operating income aggregating $495 million
•During 4Q23, we placed into service development and redevelopment projects aggregating 1.2 million RSF that are 99% leased across multiple submarkets and delivered incremental annual net operating income of $145 million. 4Q23 deliveries include:
•Accelerated delivery of 462,100 RSF at 325 Binney Street in our Cambridge submarket, which is 100% leased to Moderna, Inc.;
•345,996 RSF at 15 Necco Street in our Seaport Innovation District submarket, which is 97% leased to Eli Lilly and Company;
•278,282 RSF at 1150 Eastlake Avenue East, a multi-tenant building, in our Lake Union submarket, which is 100% leased; and
•88,038 RSF at 6040 George Watts Hill Drive in our Research Triangle submarket, which is 100% leased to FUJIFILM Diosynth Biotechnologies.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	1

Fourth Quarter and Year Ended December 31, 2023 Financial and Operating Results (continued)
December 31, 2023

Alexandria’s highly leased value-creation pipeline delivered the highest incremental annual net operating income in Company history of $145 million and $265 million, commencing during 4Q23 and 2023, respectively, and drives future incremental annual net operating income aggregating $495 million (continued)
•Annual net operating income (cash basis) is expected to increase by $114 million upon the burn-off of initial free rent from recently delivered projects. Initial free rent has a weighted-average burn-off period of 10 months.
•66% of RSF in our value-creation pipeline is within our mega campuses.

(dollars in millions)	Incremental Annual Net Operating Income		RSF	Leased/Negotiating Percentage
Placed into service:
YTD 3Q23	$120		1,290,721	100%
4Q23	145		1,228,604	99
Placed into service in 2023	$265		2,519,325	100%

Expected to be placed into service(1):
2024	$149	(2)	5,697,062	60%(3)
2025	146
1Q26 through 4Q27	200
	$495

(1)Represents expected incremental annual net operating income to be placed into service, including partial deliveries for projects that stabilize in future years.
(2)Includes 1.4 million RSF expected to be stabilized in 2024 and is 93% leased. Refer to the initial and stabilized occupancy years in the “New Class A/A+ development and redevelopment properties: current projects” of our Supplemental Information for additional information.
(3)70% of the leased RSF of our value-creation projects was generated from our existing tenant base.

Continued solid net operating income and internal growth
•Net operating income (cash basis) of $1.9 billion for 4Q23 annualized, up $190.4 million, or 11.3%, compared to 4Q22 annualized.
•Same property net operating income growth:
•3.4% and 4.6% (cash basis) for 2023 over 2022, in line with our previously provided 2023 guidance.
•0.7% and 0.8% (cash basis) for 4Q23 over 4Q22, including four properties in our Greater Boston, San Francisco Bay Area, and San Diego markets, with temporary vacancy aggregating 331,454 RSF. This RSF is currently 64% leased/negotiating, with leases expected to commence primarily during 2H24.
•96% of our leases contain contractual annual rent escalations approximating 3%.
Consistent dividend strategy focuses on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 4Q23 of $1.27 per common share, aggregating $4.96 per common share for the year ended December 31, 2023, up 24 cents, or 5%, over the year ended December 31, 2022.
•Dividend yield of 4.0% as of December 31, 2023.
•Dividend payout ratio of 56% for the three months ended December 31, 2023.
•Average annual dividend per-share growth of 6% from 2019 to 2023.
•Significant net cash flows from operating activities after dividends retained for reinvestment aggregating $1.9 million for the years ended December 31, 2019 through 2023.
Execution of our value harvesting and asset recycling 2023 self-funding strategy
Our 2023 capital plan included $1.4 billion in funding primarily from dispositions and partial interest sales, of which $439.0 million was completed during 4Q23, and focused on the enhancement of our asset base through the following:

(in millions)	Completed in 2023
Value harvesting dispositions of 100% interest in properties not integral to our mega campus strategy	$1,042
Strategic dispositions and partial interest sales	273
Proceeds of forward equity sales agreements entered into during 2022 and settled in 4Q23	104
Total	$1,419
In January 2024, our existing ATM program became inactive upon expiration of the associated shelf registration. We expect to file a new shelf registration and ATM program in the near future.
Strong balance sheet management
Key metrics as of or for December 31, 2023
•$33.1 billion in total market capitalization.
•$21.8 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

	4Q23		Target
	Quarter	Trailing	4Q24
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.1x	5.4x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.5x	4.7x	Greater than or equal to 4.5x
Investments
•As of December 31, 2023:
•Our non-real estate investments aggregated $1.4 billion.
•Unrealized gains presented in our consolidated balance sheet were $196.9 million, comprising gross unrealized gains and losses aggregating $320.4 million and $123.5 million, respectively.
•Investment income of $8.7 million for 4Q23 presented in our consolidated statement of operations consisted of $19.5 million of unrealized gains and $10.8 million of realized losses. Realized losses include $12.3 million of realized gains, offset by impairment charges of $23.1 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	2

Fourth Quarter and Year Ended December 31, 2023 Financial and Operating Results (continued)
December 31, 2023

Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
						YTD
	4Q23		4Q22	4Q23	4Q22	2023	2022	2023	2022
(in millions, except per share amounts)	Amount			Per Share – Diluted		Amount		Per Share – Diluted
Unrealized gains (losses) on non-real estate investments	$19.5		$(24.1)	$0.11	$(0.15)	$(201.5)	$(412.2)	$(1.18)	$(2.55)
Gain on sales of real estate	62.2		—	0.36	—	277.0	537.9	1.62	3.33
Impairment of non-real estate investments	(23.1)		(20.5)	(0.13)	(0.12)	(74.6)	(20.5)	(0.44)	(0.13)
Impairment of real estate	(271.9)	(1)	(26.2)	(1.59)	(0.16)	(461.1)	(65.0)	(2.70)	(0.40)
Loss on early extinguishment of debt	—		—	—	—	—	(3.3)	—	(0.02)
Acceleration of stock compensation expense due to executive officer resignations	(18.4)		—	(0.11)	—	(20.3)	(7.2)	(0.12)	(0.04)
Total	$(231.7)		$(70.8)	$(1.36)	$(0.43)	$(480.5)	$29.7	$(2.82)	$0.19
(1)Represents impairment charges to reduce our investments in real estate assets to their respective estimated fair values less costs to sell upon their classification as held for sale, primarily consisting of non-laboratory assets that are not integral to our mega campus strategy, including (i) $94.8 million for two non-laboratory properties in our Seaport Innovation District submarket, (ii) $93.5 million for an office property in our New York City submarket, (iii) $36.1 million for a development land parcel in our Seaport Innovation District submarket, and (iv) $29.7 million for an office property in our Bothell submarket. We initially acquired these real estate assets with the intention to entitle or reposition each site as part of a life science campus, including the demolition of properties as necessary, upon expiration of the existing in-place leases, and ultimately develop or redevelop life science properties. Since acquiring these assets, the macroeconomic environment has changed and we decided not to proceed with them.

Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•In November 2023, Alexandria earned several 2023 TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association) in Boston, San Diego, and Seattle King County:
•In our Greater Boston market, 60 Binney Street on our Alexandria Center® at Kendall Square mega campus won in the Laboratory Building category, and Buildings 200 and 1400 on our Alexandria Center® at One Kendall Square mega campus won in the Historical Building and Renovated Building categories, respectively.
•In our San Diego market, 9880 Campus Point Drive on our Campus Point by Alexandria mega campus, which is home to Alexandria GradLabs®, won a TOBY in the region’s first-ever Life Science category.
•In our Seattle market, 1165 Eastlake Avenue East on The Eastlake Life Science Campus by Alexandria mega campus won a TOBY in the region’s first-ever Life Science category.
•Alexandria continues to address some of today’s most pressing societal challenges through our impactful social responsibility pillars, with a prioritized focus on mental health and addiction. OneFifteen, a data-driven comprehensive care model for treating people living with addiction, which we pioneered in partnership with Verily, celebrated the fourth anniversary of its campus in Dayton, Ohio in October 2023. Since it opened its doors in 2019, OneFifteen has treated over 7,500 patients at this patient-centered holistic learning health system.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a total market capitalization of $33.1 billion and an asset base in North America of 73.5 million SF as of December 31, 2023, which includes 42.0 million RSF of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	3

Guidance
December 31, 2023
(Dollars in millions, except per share amounts)

The following guidance for 2024 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2024. There can be no assurance that actual results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details. Key updates to our 2024 guidance from November 29, 2023 are summarized below which includes a $125 million reduction in excess 2023 bond capital held as cash at December 31, 2023 and a corresponding increase in incremental debt.

				2024 Guidance Midpoint
Summary of Change in Key Credit Metric Targets	As of 1/29/24	As of 11/29/23	Summary of Key Changes in Sources and Uses of Capital	As of 1/29/24	As of 11/29/23
Fixed-charge coverage ratio – 4Q24 annualized	Greater than or equal to 4.5x	4.5x to 5.0x	Incremental debt	$900	$775
			Excess 2023 bond capital held as cash at December 31, 2023	$—	$125

Projected 2024 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(2)	$3.49 to $3.69
Depreciation and amortization of real estate assets	5.95
Allocation to unvested restricted stock awards	(0.07)
Funds from operations per share(3)	$9.37 to $9.57
Midpoint	$9.47

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2024	94.6%	95.6%
Lease renewals and re-leasing of space:
Rental rate increases	11.0%	19.0%
Rental rate increases (cash basis)	5.0%	13.0%
Same property performance:
Net operating income increases	0.5%	2.5%
Net operating income increases (cash basis)	3.0%	5.0%
Straight-line rent revenue	$169	$184
General and administrative expenses	$181	$191
Capitalization of interest	$325	$355
Interest expense	$154	$184
Realized gains on non-real estate investments(8)	$95	$125

Key Credit Metric Targets(1)
Net debt and preferred stock to Adjusted EBITDA – 4Q24 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q24 annualized	Greater than or equal to 4.5x

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Incremental debt	$900	$900	$900
Net cash provided by operating activities after dividends	400	500	450
Dispositions and sales of partial interests(4)(5)	900	1,900	1,400
Total sources of capital	$2,200	$3,300	$2,750
Uses of capital:
Construction (refer to page 46)	$1,950	$2,550	$2,250
Acquisitions(6) (refer to page 5)	250	750	500
Total uses of capital	$2,200	$3,300	$2,750
Incremental debt (included above):
Issuance of unsecured senior notes payable(7)	$600	$1,400	$1,000
Unsecured senior line of credit, commercial paper, and other	300	(500)	(100)
Net incremental debt	$900	$900	$900

(1)Refer to each metric’s corresponding definition within the “Definitions and reconciliations” of our Supplemental Information.
(2)Excludes unrealized gains or losses on non-real estate investments after December 31, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(3)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional information.
(4)As of January 29, 2024, we have pending real estate dispositions subject to signed letters of intent or purchase and sale agreements aggregating $142.4 million.
(5)In January 2024, our existing ATM program became inactive upon expiration of the associated shelf registration. We expect to file a new shelf registration and ATM program in the near future.
(6)Primarily represents strategic acquisitions that expand existing mega campuses or are associated with a new mega campus. We have completed acquisitions aggregating $103.3 million as of January 29, 2024.
(7)Our guidance assumes we issue new unsecured senior notes payable in 2025 to fund the repayment of our $600 million unsecured senior notes payable due on April 30, 2025. Subject to market conditions, we may seek opportunities in 2024 to fund the repayment of our 2025 debt maturity through the issuance of additional unsecured senior notes payable.
(8)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	4

Acquisitions
December 31, 2023
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage				Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Total(2)

2023 Acquisitions
Canada	Canada	1/30/23	1	100%	—	—	247,743	247,743	$100,837
Other	Various	Various	4	100	1,089,349	110,717	185,676	1,385,742	158,139
Total 2023 acquisitions			5	100%	1,089,349	110,717	433,419	1,633,485	$258,976

2024 Acquisitions
Completed through January 29, 2024	Various	Various	—	N/A	300,000	—	—	300,000	$103,250
Pending acquisitions subject to signed letters of intent or purchase and sale agreements									358,746
									$461,996

2024 guidance range								$250,000 – $750,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Investments in real estate” in the “Definitions and reconciliations” of our Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	5

Dispositions and Sales of Partial Interests
December 31, 2023
(Dollars in thousands, except per RSF amounts)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Capitalization Rate (Cash Basis)	Sales Price		Sales Price per RSF
Value harvesting dispositions of 100% interest in properties not integral to our mega campus strategy
Completed in YTD 3Q23:
11119 North Torrey Pines Road	Torrey Pines/San Diego	5/4/23	100%	72,506	4.4%	4.6%	$86,000		$1,186
225, 266, and 275 Second Avenue and 780 and 790 Memorial Drive(1)	Route 128 and Cambridge/Inner Suburbs/Greater Boston	6/13/23	100%	428,663	N/A	N/A	365,226		$852
275 Grove Street	Route 128/Greater Boston	6/27/23	100%	509,702	N/A	N/A	109,349		N/A
Other							42,092
							602,667
Completed in 4Q23:
640 Memorial Drive, 100 Beaver Street, and 11025 and 11035 Roselle Street(2)	Cambridge and Inner Suburbs and Route 128/Greater Boston and Sorrento Valley/San Diego	12/20/23	100%	361,102	N/A	N/A	312,244		$865
380 and 420 E Street(3)	Seaport Innovation District/ Greater Boston	12/20/23	100%	195,506	N/A	N/A	86,969		$445
Other							39,753
							438,966	(4)
							1,041,633
Strategic dispositions and partial interest sales
15 Necco Street	Seaport Innovation District/ Greater Boston	4/11/23	18%	345,996	6.6%	5.4%	66,108		$1,626
9625 Towne Centre Drive	University Town Center/San Diego	6/21/23	20.1%	163,648	4.2%	4.5%	32,261		$981
421 Park Drive(5)	Fenway/Greater Boston	9/19/23	(5)	(5)	N/A	N/A	174,412		N/A
							272,781
Total 2023 dispositions and sales of partial interests							$1,314,414

(1)Represents five laboratory properties at 225, 266, and 275 Second Avenue aggregating 329,005 RSF and 780 and 790 Memorial Drive aggregating 99,658 RSF. We calculated capitalization rates of 5.0% and 5.2% (cash basis) based upon net operating income and net operating income (cash basis), respectively, for 2Q23 annualized that includes vacancy available for redevelopment. Upon completion of the sale, we recognized a gain on sales of real estate aggregating $187.2 million.
(2)Represents four operating properties that were 46% occupied as of 3Q23 consisting of two laboratory properties at 640 Memorial Drive aggregating 242,477 RSF in Cambridgeport, MA and 100 Beaver Street aggregating 82,330 RSF in Waltham, MA, and two non-laboratory properties at 11025 and 11035 Roselle Street aggregating 36,295 RSF in our Sorrento Valley submarket. These non-core assets were not integral to our mega campus strategy and would have required significant capital to stabilize. Upon completion of the sale, we recognized a gain on sales of real estate aggregating $59.7 million.
(3)Represents two non-laboratory properties initially acquired as industrial and self-storage space with the intention to demolish the properties upon expiration of the existing in-place leases to entitle and develop a life science campus. During 4Q23, we decided to not proceed with this project due to the change in macroeconomic environment and a lack of transit options near the properties and recognized an impairment charge of $94.8 million to reduce our investment to its current fair value less costs to sell.
(4)Dispositions completed during the three months ended December 31, 2023 had annual net operating income of $22.7 million with a weighted-average disposition date of December 19, 2023 (weighted by net operating income for 4Q23 annualized).
(5)Represents the disposition of 268,023 RSF in a 660,034 RSF active development project at 421 Park Drive in our Fenway submarket. The proceeds from this transaction will help fund the construction of our remaining 392,011 RSF. The project commenced vertical construction in 4Q23 and is expected to be substantially completed in 2026. The buyer will fund the remaining costs to construct its 268,023 RSF, and as such, these costs are not included in our projected construction spending. We will develop and operate the completed project and will earn development fees over the next three years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	6

Earnings Call Information and About the Company
December 31, 2023

We will host a conference call on Tuesday, January 30, 2024, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2023. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, January 30, 2024. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 3134066.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2023 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2023q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a total market capitalization of $33.1 billion and an asset base in North America of 73.5 million SF as of December 31, 2023, which includes 42.0 million RSF of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2024 earnings per share attributable to Alexandria’s common stockholders – diluted, 2024 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	7

Consolidated Statements of Operations
December 31, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/23		9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Revenues:
Income from rentals	$742,637		$707,531	$704,339	$687,949	$665,674	$2,842,456	$2,576,040
Other income	14,579		6,257	9,561	12,846	4,607	43,243	12,922
Total revenues	757,216		713,788	713,900	700,795	670,281	2,885,699	2,588,962

Expenses:
Rental operations	222,726		217,687	211,834	206,933	204,352	859,180	783,153
General and administrative	59,289	(1)	45,987	45,882	48,196	42,992	199,354	177,278
Interest	31,967		11,411	17,072	13,754	17,522	74,204	94,203
Depreciation and amortization	285,246		269,370	273,555	265,302	264,480	1,093,473	1,002,146
Impairment of real estate	271,890	(2)	20,649	168,575	—	26,186	461,114	64,969
Loss on early extinguishment of debt	—		—	—	—	—	—	3,317
Total expenses	871,118		565,104	716,918	534,185	555,532	2,687,325	2,125,066

Equity in earnings of unconsolidated real estate joint ventures	363		242	181	194	172	980	645
Investment income (loss)	8,654		(80,672)	(78,268)	(45,111)	(19,653)	(195,397)	(331,758)
Gain on sales of real estate	62,227		—	214,810	—	—	277,037	537,918
Net (loss) income	(42,658)		68,254	133,705	121,693	95,268	280,994	670,701
Net income attributable to noncontrolling interests	(45,771)		(43,985)	(43,768)	(43,831)	(40,949)	(177,355)	(149,041)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(88,429)		24,269	89,937	77,862	54,319	103,639	521,660
Net income attributable to unvested restricted stock awards	(3,498)		(2,414)	(2,677)	(2,606)	(2,526)	(11,195)	(8,392)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(91,927)		$21,855	$87,260	$75,256	$51,793	$92,444	$513,268

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.54)		$0.13	$0.51	$0.44	$0.31	$0.54	$3.18
Diluted	$(0.54)		$0.13	$0.51	$0.44	$0.31	$0.54	$3.18

Weighted-average shares of common stock outstanding:
Basic	171,096		170,890	170,864	170,784	165,393	170,909	161,659
Diluted	171,096		170,890	170,864	170,784	165,393	170,909	161,659

Dividends declared per share of common stock	$1.27		$1.24	$1.24	$1.21	$1.21	$4.96	$4.72

(1)Includes $18.4 million of accelerated stock compensation expense primarily related to the resignations of two executive officers, Dean A. Shigenaga from his position as President and Chief Financial Officer and John H. Cunningham from his position as Executive Vice President – Regional Market Director – New York City. Excluding this accelerated stock compensation expense, general and administrative expenses would have been $40.9 million.
(2)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	8

Consolidated Balance Sheets
December 31, 2023
(In thousands)

	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Assets
Investments in real estate	$31,633,511	$31,712,731	$31,178,054	$30,889,395	$29,945,440
Investments in unconsolidated real estate joint ventures	37,780	37,695	37,801	38,355	38,435
Cash and cash equivalents	618,190	532,390	924,370	1,263,452	825,193
Restricted cash	42,581	35,321	35,920	34,932	32,782
Tenant receivables	8,211	6,897	6,951	8,197	7,614
Deferred rent	1,050,319	1,012,666	984,366	974,865	942,646
Deferred leasing costs	509,398	512,216	520,610	527,848	516,275
Investments	1,449,518	1,431,766	1,495,994	1,573,018	1,615,074
Other assets	1,421,894	1,501,611	1,475,191	1,602,403	1,599,940
Total assets	$36,771,402	$36,783,293	$36,659,257	$36,912,465	$35,523,399

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$119,662	$109,110	$91,939	$73,645	$59,045
Unsecured senior notes payable	11,096,028	11,093,725	11,091,424	11,089,124	10,100,717
Unsecured senior line of credit and commercial paper	99,952	—	—	374,536	—
Accounts payable, accrued expenses, and other liabilities	2,610,943	2,653,126	2,494,087	2,479,047	2,471,259
Dividends payable	221,824	214,450	214,555	209,346	209,131
Total liabilities	14,148,409	14,070,411	13,892,005	14,225,698	12,840,152

Commitments and contingencies

Redeemable noncontrolling interests	16,480	51,658	52,628	44,862	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,719	1,710	1,709	1,709	1,707
Additional paid-in capital	18,485,352	18,651,185	18,812,318	18,902,821	18,991,492
Accumulated other comprehensive loss	(15,896)	(24,984)	(16,589)	(20,536)	(20,812)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,471,175	18,627,911	18,797,438	18,883,994	18,972,387
Noncontrolling interests	4,135,338	4,033,313	3,917,186	3,757,911	3,701,248
Total equity	22,606,513	22,661,224	22,714,624	22,641,905	22,673,635
Total liabilities, noncontrolling interests, and equity	$36,771,402	$36,783,293	$36,659,257	$36,912,465	$35,523,399

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	9

Funds From Operations and Funds From Operations per Share
December 31, 2023
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/23		9/30/23	6/30/23	3/31/23	12/31/22	12/31/23		12/31/22
Net (loss) income attributable to Alexandria’s common stockholders	$(91,927)		$21,855	$87,260	$75,256	$51,793	$92,444		$513,268
Depreciation and amortization of real estate assets	281,939		266,440	270,026	262,124	261,185	1,080,529		988,363
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(30,137)		(28,814)	(28,220)	(28,178)	(29,702)	(115,349)		(107,591)
Our share of depreciation and amortization from unconsolidated real estate JVs	965		910	855	859	982	3,589		3,666
Gain on sales of real estate	(62,227)		—	(214,810)	—	—	(277,037)		(537,918)
Impairment of real estate – rental properties	263,982	(1)	19,844	166,602	—	20,899	450,428		20,899
Allocation to unvested restricted stock awards	(2,268)		(838)	(872)	(1,359)	(953)	(5,175)		(1,118)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	360,327		279,397	280,841	308,702	304,204	1,229,429		879,569
Unrealized (gains) losses on non-real estate investments	(19,479)		77,202	77,897	65,855	24,117	201,475		412,193
Impairment of non-real estate investments	23,094	(3)	28,503	22,953	—	20,512	74,550		20,512
Impairment of real estate	7,908		805	1,973	—	5,287	10,686		44,070
Loss on early extinguishment of debt	—		—	—	—	—	—		3,317
Acceleration of stock compensation expense due to executive officer resignations	18,436	(4)	1,859	—	—	—	20,295	(4)	7,185
Allocation to unvested restricted stock awards	(472)		(1,330)	(1,285)	(867)	(482)	(4,121)		(5,137)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$389,814		$386,436	$382,379	$373,690	$353,638	$1,532,314		$1,361,709
Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional information.

(1)Represents impairment charges to reduce our investments in real estate assets to their respective estimated fair values less costs to sell upon their classification as held for sale, primarily consisting of non-laboratory assets that are not integral to our mega campus strategy, including (i) $94.8 million for two non-laboratory properties in our Seaport Innovation District submarket, (ii) $93.5 million for an office property in our New York City submarket, (iii) $36.1 million for a development land parcel in our Seaport Innovation District submarket, and (iv) $29.7 million for an office property in our Bothell submarket. We initially acquired these real estate assets with the intention to entitle or reposition each site as part of a life science campus, including the demolition of properties as necessary, upon expiration of the existing in-place leases, and ultimately develop or redevelop life science properties. Since acquiring these assets, the macroeconomic environment has changed and we decided not to proceed with them.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to four non-real estate investments in privately held entities that do not report NAV.
(4)Related to the resignations of two executive officers, Dean A. Shigenaga from his position as President and Chief Financial Officer and John H. Cunningham from his position as Executive Vice President – Regional Market Director – New York City.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	10

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2023
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.54)	$0.13	$0.51	$0.44	$0.31	$0.54	$3.18
Depreciation and amortization of real estate assets	1.48	1.40	1.42	1.38	1.41	5.67	5.47
Gain on sales of real estate	(0.36)	—	(1.26)	—	—	(1.62)	(3.33)
Impairment of real estate – rental properties	1.54	0.12	0.98	—	0.13	2.64	0.13
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.11	1.64	1.64	1.81	1.84	7.19	5.44
Unrealized (gains) losses on non-real estate investments	(0.11)	0.45	0.46	0.39	0.15	1.18	2.55
Impairment of non-real estate investments	0.13	0.17	0.13	—	0.12	0.44	0.13
Impairment of real estate	0.05	—	0.02	—	0.03	0.06	0.27
Loss on early extinguishment of debt	—	—	—	—	—	—	0.02
Acceleration of stock compensation expense due to executive officer resignations	0.11	0.01	—	—	—	0.12	0.04
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	(0.01)	—	(0.02)	(0.03)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.28	$2.26	$2.24	$2.19	$2.14	$8.97	$8.42

Weighted-average shares of common stock outstanding – diluted	171,096	170,890	170,864	170,784	165,393	170,909	161,659

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	11

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2023

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a total market capitalization of $33.1 billion and an asset base in North America of 73.5 million SF as of December 31, 2023, which includes 42.0 million RSF of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 52% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science, agtech, and advanced technology mega campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate, life science, agtech, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 60 individuals, averaging 23 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Vincent R. Ciruzzi
Chief Financial Officer & Treasurer	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Hart Cole	Jackie B. Clem
Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle	General Counsel & Secretary

Gary D. Dean	Andres R. Gavinet
Executive Vice President – Real Estate Legal Affairs	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	13

Investor Information
December 31, 2023

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll / Aditi Balachandran
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649 / (212) 428-6200

BofA Securities	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Joshua Dennerlein	Steve Sakwa / James Kammert	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1681	(212) 446-9462 / (312) 705-4233	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Green Street	Mizuho Securities USA LLC	Wedbush Securities
Tom Catherwood / John Nickodemus	Dylan Burzinski	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(949) 640-8780	(212) 282-3827 / (617) 352-1721	(212) 931-7001 / (212) 938-9942

CFRA	Jefferies Research Services, LLC
Michael Elliott	Peter Abramowitz / Ahmed Mehri
(646) 517-5742	(212) 336-7241 / (212) 778-8456

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Thierry Perrein	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter
(212) 834-5086

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	14

Financial and Asset Base Highlights
December 31, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/23		9/30/23	6/30/23	3/31/23	12/31/22
Selected financial data from consolidated financial statements and related information
Rental revenues	$561,428		$526,352	$537,889	$518,302	$499,348
Tenant recoveries	$181,209		$181,179	$166,450	$169,647	$166,326
General and administrative expenses	$59,289	(1)	$45,987	$45,882	$48,196	$42,992
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%		9.3%	9.7%	9.9%	9.8%
Operating margin	71%		70%	70%	70%	70%
Adjusted EBITDA margin	69%		69%	70%	69%	69%
Adjusted EBITDA – quarter annualized	$2,094,988		$1,971,440	$1,986,760	$1,936,884	$1,846,936
Adjusted EBITDA – trailing 12 months	$1,997,518		$1,935,505	$1,895,336	$1,848,018	$1,797,536

Net debt at end of period	$10,731,200		$10,713,620	$10,303,736	$10,321,752	$9,376,705
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.1x		5.4x	5.2x	5.3x	5.1x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.4x		5.5x	5.4x	5.6x	5.2x

Total debt and preferred stock at end of period	$11,315,642		$11,202,835	$11,183,363	$11,537,305	$10,159,762
Gross assets at end of period	$41,756,421		$41,639,729	$41,306,090	$41,474,319	$39,877,462
Total debt and preferred stock to gross assets at end of period	27%		27%	27%	28%	25%

Fixed-charge coverage ratio – quarter annualized	4.5x		4.8x	4.7x	5.0x	5.0x
Fixed-charge coverage ratio – trailing 12 months	4.7x		4.9x	4.9x	5.0x	5.0x
Unencumbered net operating income as a percentage of total net operating income	100%		100%	100%	100%	100%

Closing stock price at end of period	$126.77		$100.10	$113.49	$125.59	$145.67
Common shares outstanding (in thousands) at end of period	171,911		170,997	170,870	170,860	170,748
Total equity capitalization at end of period	$21,793,107		$17,116,784	$19,392,011	$21,458,270	$24,872,919
Total market capitalization at end of period	$33,108,749		$28,319,619	$30,575,374	$32,995,575	$35,032,681

Dividend per share – quarter/annualized	$1.27/$5.08		$1.24/$4.96	$1.24/$4.96	$1.21/$4.84	$1.21/$4.84
Dividend payout ratio for the quarter	56%		55%	55%	55%	58%
Dividend yield – annualized	4.0%		5.0%	4.4%	3.9%	3.3%

Amounts related to operating leases:
Operating lease liabilities at end of period	$382,883		$384,958	$386,545	$405,190	$406,700
Rent expense	$8,964		$8,317	$8,518	$8,536	$8,722

Capitalized interest	$89,115		$96,119	$91,674	$87,070	$79,491
Weighted-average interest rate for capitalization of interest during the period	3.92%		3.77%	3.77%	3.69%	3.65%
(1)Increase from 3Q23 is primarily due to the acceleration of stock compensation expense from two executive officer resignations. Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	15

Financial and Asset Base Highlights (continued)
December 31, 2023
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/23		9/30/23	6/30/23	3/31/23	12/31/22
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$41,586		$29,805	$29,335	$33,191	$24,185
Amortization of acquired below-market leases	$23,684		$23,222	$24,789	$21,636	$20,125
Straight-line rent expense on ground leases	$366		$372	$373	$369	$487
Stock compensation expense	$34,592	(1)	$16,288	$15,492	$16,486	$11,586
Amortization of loan fees	$4,059		$4,059	$3,729	$3,639	$3,975
Amortization of debt discounts	$(309)		$(306)	$(304)	$(288)	$(272)
Non-revenue-enhancing capital expenditures:
Building improvements	$4,167		$4,510	$4,376	$4,334	$4,128
Tenant improvements and leasing commissions	$12,155		$7,560	$38,587	$18,586	$25,049
Funds from operations attributable to noncontrolling interests	$75,908		$72,799	$71,988	$72,009	$70,651

Operating statistics and related information (at end of period)
Number of properties – North America	411		419	414	433	432
RSF – North America (including development and redevelopment projects under construction)	47,228,485		47,089,826	46,408,793	47,443,194	47,371,259
Total square feet – North America	73,532,305		75,057,289	74,854,150	75,607,592	74,566,128
Annual rental revenue per occupied RSF – North America	$56.08		$53.34	$53.09	$52.46	$51.75
Occupancy of operating properties – North America	94.6%		93.7%	93.6%	93.6%	94.8%
Occupancy of operating and redevelopment properties – North America	90.2%		89.4%	89.2%	88.5%	89.4%
Weighted-average remaining lease term (in years)	7.4		7.0	7.2	7.2	7.1

Total leasing activity – RSF	889,737		867,582	1,325,326	1,223,427	2,000,322
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	9.2%		28.8%	16.6%	48.3%	26.0%
Rental rate increases (cash basis)	5.5%		19.7%	8.3%	24.2%	19.6%
RSF (included in total leasing activity above)	477,142		396,334	1,052,872	1,120,038	1,494,345

Top 20 tenants:
Annual rental revenue	$769,066		$655,990	$629,362	$634,461	$612,289
Weighted-average remaining lease term (in years)	9.6		8.9	9.4	9.5	9.4

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	0.7%	(2)	3.1%	3.0%	3.7%	4.7%
Net operating income increases (cash basis)	0.8%	(2)	4.6%	4.9%	9.0%	10.9%

(1)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release for additional details.
(2)Refer to “Same property performance” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	16

High-Quality and Diverse Client Base
December 31, 2023

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

REIT Industry-Leading Client Base
Investment-Grade or Publicly Traded Large Cap Tenants

92%		52%

of ARE’s Top 20 Tenants Annual Rental Revenue(1)		of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms		Sustained Strength in Tenant Collections(2)

9.6 Years	7.4 Years	99.9%	99.4%

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(3)		4Q23	January 2024

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of December 31, 2023.
(2)Represents the portion of total receivables billed for each indicated period collected as of January 29, 2024.
(3)Based on total annual rental revenue in effect as of December 31, 2023.

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High-Quality and Diverse Client Base in AAA Locations
December 31, 2023

Solid and Well-Diversified Tenant Base

Life Science Product, Service, and Device
21%
Multinational Pharmaceutical
19%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
4%
Future Change in Use(2)
7%
Investment-Grade or Large Cap Tech
3%
Other(3)
10%
Private Biotechnology
8%
Public Biotechnology – Preclinical or Clinical Stage
17%
Public Biotechnology – Approved or Marketed Product

	Industry	Annual Rental Revenue(1) per RSF
	Multinational Pharmaceutical	$64.22
	Public Biotechnology – Approved or Marketed Product	$68.98
	Institutional (Academic/Medical, Non-Profit, and U.S. Government)	$59.95
	Public Biotechnology – Preclinical or Clinical Stage	$70.25
	Private Biotechnology	$82.51
	Life Science Product, Service, and Device	$43.45
	Future Change in Use(2)	$44.38
	Investment-Grade or Large Cap Tech	$31.93
	Other(3)	$32.61

Percentage of ARE’s Annual Rental Revenue(1)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of December 31, 2023.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 4.0 years.
(3)Our “Other” tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

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Occupancy
December 31, 2023

Solid Historical Occupancy of 96% Over Past 10 Years(1) From Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

AAA Locations	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue(4)

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years.
(2)Refer to footnote 1 in the “Summary of occupancy” subsection of “Summary of properties and occupancy” of this Supplemental Information for additional details.
(3)Acquired vacancy of 1.7% from properties recently acquired in 2021 and 2022 primarily represents lease-up opportunities. Excluding acquired vacancy, occupancy of operating properties in North America was 96.3% as of December 31, 2023.
(4)Represents annual rental revenue in effect as of December 31, 2023.

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Key Operating Metrics
December 31, 2023

Historical Same Property Net Operating Income Growth		Historical Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)		Favorable Lease Structure(3)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Advanced Technology Mega Campuses
71%	69%	Increasing cash flows
		Percentage of leases containing annual rent escalations	96%
		Stable cash flows
Weighted-Average Lease Term of Executed Leases		Percentage of triple net leases	94%

8.8	Years	Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	93%
10 Years (2014–2023)
Refer to “Same property performance” and “Definitions and reconciliations” of this Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

(1)The 10-year average represents the average for the years ended December 31, 2014 through 2023.
(2)Represents percentages for the three months ended December 31, 2023.
(3)Percentages calculated based on annual rental revenue in effect as of December 31, 2023.

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Same Property Performance
December 31, 2023
(Dollars in thousands)

	December 31, 2023				December 31, 2023
Same Property Financial Data	Three Months Ended		Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:				Number of same properties	330	288
Net operating income increase	0.7%	(1)	3.4%	Rentable square feet	32,894,921	28,691,105
Net operating income increase (cash basis)	0.8%	(1)	4.6%	Occupancy – current-period average	94.2%	94.6%
Operating margin	69%		69%	Occupancy – same-period prior-year average	95.2%	95.4%

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Income from rentals:
Same properties	$416,801	$414,080	$2,721	0.7%	$1,495,031	$1,444,782	$50,249	3.5%
Non-same properties	144,627	85,268	59,359	69.6	648,940	505,316	143,624	28.4
Rental revenues	561,428	499,348	62,080	12.4	2,143,971	1,950,098	193,873	9.9

Same properties	152,240	145,147	7,093	4.9	537,698	504,299	33,399	6.6
Non-same properties	28,969	21,179	7,790	36.8	160,787	121,643	39,144	32.2
Tenant recoveries	181,209	166,326	14,883	8.9	698,485	625,942	72,543	11.6

Income from rentals	742,637	665,674	76,963	11.6	2,842,456	2,576,040	266,416	10.3

Same properties	263	259	4	1.5	813	827	(14)	(1.7)
Non-same properties	14,316	4,348	9,968	229.3	42,430	12,095	30,335	250.8
Other income	14,579	4,607	9,972	216.5	43,243	12,922	30,321	234.6

Same properties	569,304	559,486	9,818	1.8	2,033,542	1,949,908	83,634	4.3
Non-same properties	187,912	110,795	77,117	69.6	852,157	639,054	213,103	33.3
Total revenues	757,216	670,281	86,935	13.0	2,885,699	2,588,962	296,737	11.5

Same properties	178,114	171,066	7,048	4.1	623,484	586,323	37,161	6.3
Non-same properties	44,612	33,286	11,326	34.0	235,696	196,830	38,866	19.7
Rental operations	222,726	204,352	18,374	9.0	859,180	783,153	76,027	9.7

Same properties	391,190	388,420	2,770	0.7	1,410,058	1,363,585	46,473	3.4
Non-same properties	143,300	77,509	65,791	84.9	616,461	442,224	174,237	39.4
Net operating income	$534,490	$465,929	$68,561	14.7%	$2,026,519	$1,805,809	$220,710	12.2%

Net operating income – same properties	$391,190	$388,420	$2,770	0.7%	$1,410,058	$1,363,585	$46,473	3.4%
Straight-line rent revenue	(14,948)	(12,181)	(2,767)	22.7	(65,988)	(67,233)	1,245	(1.9)
Amortization of acquired below-market leases	(9,941)	(12,800)	2,859	(22.3)	(21,945)	(32,552)	10,607	(32.6)
Net operating income – same properties (cash basis)	$366,301	$363,439	$2,862	0.8%	$1,322,125	$1,263,800	$58,325	4.6%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

(1)Includes the impact of four properties in our Greater Boston, San Francisco Bay Area, and San Diego markets, with temporary vacancy aggregating 331,454 RSF. This RSF is currently 64% leased/negotiating, with leases expected to commence primarily during 2H24.

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Leasing Activity
December 31, 2023
(Dollars per RSF)

	Three Months Ended				Year Ended				Year Ended
	December 31, 2023				December 31, 2023				December 31, 2022
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	9.2%	(2)	5.5%	(2)	29.4%	(2)	15.8%	(2)	31.0%	22.1%
New rates	$55.16		$56.52		$52.35		$50.82		$50.37	$48.48
Expiring rates	$50.52		$53.56		$40.46		$43.87		$38.44	$39.69
RSF	477,142				3,046,386				4,540,325
Tenant improvements/leasing commissions	$23.21				$26.09				$27.83
Weighted-average lease term	5.8 years				8.7 years				5.0 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$71.13		$64.47		$65.66		$59.74		$73.46	$64.04
RSF	412,595				1,259,686				3,865,262
Weighted-average lease term	15.0 years				13.8 years				11.8 years

Leasing activity summary (totals):
New rates	$61.69		$59.77		$56.09		$53.33		$60.98	$55.64
RSF	889,737				4,306,072				8,405,587
Weighted-average lease term	12.3 years				11.3 years				8.1 years

Lease expirations(1)
Expiring rates	$47.91		$51.98		$43.84		$45.20		$37.41	$38.06
RSF	707,822				5,027,773				6,572,286

Leasing activity includes 100% of results for properties in North America in which we have an investment.

(1)Excludes month-to-month leases aggregating 86,092 RSF and 266,292 RSF as of December 31, 2023 and 2022, respectively. During the year ended December 31, 2023, we granted free rent concessions averaging 0.6 months per annum.
(2)Includes the re-lease of 99,557 RSF to Cargo Therapeutics at 835 Industrial at a 4.1% decline in the cash rental rate compared with the rate from the former tenant that was less than three years into a 10-year lease. Excluding this lease, the rental rate increase on renewals and re-leasing of space was 21.4% and 9.7% (cash basis) for 4Q23 and 32.4% and 17.0% (cash basis) for 2023.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.

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Contractual Lease Expirations
December 31, 2023

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2024 (2)	3,443,219	8.8%	$49.36	7.9%
2025	3,876,007	9.9%	$52.08	9.3%
2026	2,576,109	6.6%	$52.02	6.2%
2027	2,720,041	6.9%	$52.75	6.6%
2028	4,685,961	11.9%	$51.92	11.2%
2029	2,517,755	6.4%	$52.73	6.1%
2030	2,549,798	6.5%	$50.18	5.9%
2031	3,711,668	9.4%	$56.14	9.6%
2032	1,157,219	2.9%	$59.66	3.2%
2033	2,780,801	7.1%	$51.97	6.7%
Thereafter	9,310,793	23.6%	$63.13	27.3%

Market	2024 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)	2025 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)		Total

Greater Boston	76,696	12,962	412,946	(5)	471,370		973,974	$65.16	15,798	8,500	25,312	(5)	1,203,988	(6)	1,253,598	$69.79
San Francisco Bay Area	48,238	3,038	191,333		491,345		733,954	62.13	35,797	—	—		476,712		512,509	66.85
New York City	—	—	—		363,218	(7)	363,218	57.25	—	—	—		65,538		65,538	88.23
San Diego	—	17,105	580,021	(8)	184,459		781,585	25.18	—	32,767	—		355,302		388,069	40.52
Seattle	6,748	18,724	50,552		197,588		273,612	26.33	11,220	—	—		323,344		334,564	30.29
Maryland	89,831	—	—		41,378		131,209	32.55	—	—	—		198,094		198,094	27.23
Research Triangle	72,078	17,000	—		75,140		164,218	50.44	—	—	—		220,439		220,439	50.92
Texas	—	—	—		—		—	—	—	—	198,972		604,382		803,354	36.27
Canada	20,107	—	—		—		20,107	26.57	—	—	—		88,412		88,412	20.44
Non-cluster/other markets	—	—	—		1,342		1,342	106.21	—	—	—		11,430		11,430	80.31
Total	313,698	68,829	1,234,852		1,825,840		3,443,219	$49.36	62,815	41,267	224,284		3,547,641		3,876,007	$52.08
Percentage of expiring leases	9%	2%	36%		53%		100%		2%	1%	6%		91%		100%

(1)Represents amounts in effect as of December 31, 2023.
(2)Excludes month-to-month leases aggregating 86,092 RSF as of December 31, 2023.
(3)Represents lease expirations, primarily related to acquired properties, targeted for:

	2024	2025
Future redevelopment expected to commence construction in the near term	466,248	151,346
Future development expected to be demolished following the lease expiration and the commencement of which is subject to tenant demand and overall market conditions	768,604	72,938
Average expiration date (weighted by expiring annual rental revenue)	July 22, 2024	January 12, 2025
Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Excluding the expiration described in footnote 7, the largest remaining contractual lease expiration in 2024 is 97,702 RSF in our Mission Bay submarket where we are working to retain the current tenant and in 2025 is 357,136 RSF in our Austin submarket which we are in early negotiations to renew the existing tenant.
(5)Includes 308,446 RSF and 25,312 RSF in 2024 and 2025, respectively, at 311 Arsenal Street in our Cambridge/Inner Suburbs submarket which is targeted for redevelopment upon expiration of the existing leases.
(6)Includes 905,127 RSF in our Cambridge/Inner Suburbs submarket with the largest remaining contractual lease expiration aggregating 171,945 RSF at our Alexandria Technology Square® mega campus.
(7)Includes 349,947 RSF at 219 East 42nd Street that was previously classified as targeted for future development/redevelopment and is now classified as held for sale as of December 31, 2023 and expected to be sold in 2024.
(8)Includes 159,884 RSF at 4161 Campus Point Court in our University Town Center submarket that is targeted for future development into a 492,570 RSF building at 4165 Campus Point Court, which is 51% leased/negotiating and expected to commence construction in the next two years subject to tenant demand and overall market conditions.

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Top 20 Tenants
December 31, 2023
(Dollars in thousands, except average market cap amounts)

92% of Top 20 Tenants Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Moderna, Inc.	13.2		1,370,536	$122,763	5.7%	—	—	$47.4
2	Eli Lilly and Company	9.1		1,154,917	93,815	4.3	A2	A+	$440.5
3	Bristol-Myers Squibb Company	6.7		852,830	66,339	3.1	A2	A+	$131.5
4	Roche	6.4		770,279	46,192	2.1	Aa2	AA	$242.1
5	Takeda Pharmaceutical Company Limited	6.0		549,760	37,399	1.7	Baa2	BBB+	$49.0
6	Alphabet Inc.	2.9		654,423	36,809	1.7	Aa2	AA+	$1,509.5
7	Illumina, Inc.	6.6		890,389	36,204	1.7	Baa3	BBB	$27.9
8	2seventy bio, Inc.(2)	9.7		312,805	33,617	1.6	—	—	$0.4
9	Harvard University	6.0		389,233	32,494	1.5	Aaa	AAA	$—
10	Novartis AG	4.6		450,563	31,196	1.4	A1	AA-	$221.7
11	Cloud Software Group, Inc.	3.2	(3)	292,013	28,537	1.3	—	—	$—
12	Uber Technologies, Inc.	58.7	(4)	1,009,188	27,750	1.3	—	—	$84.8
13	Pfizer Inc.	1.2	(5)	524,159	25,242	1.2	A1	A+	$208.5
14	AstraZeneca PLC	6.0		416,761	24,583	1.1	A3	A	$212.5
15	United States Government	6.8		340,238	23,023	1.1	Aaa	AA+	$—
16	Sanofi	7.0		267,278	21,444	1.0	A1	AA	$129.2
17	New York University	8.1		218,983	21,056	1.0	Aa2	AA-	$—
18	Massachusetts Institute of Technology	5.4		246,725	20,504	0.9	Aaa	AAA	$—
19	Boston Children’s Hospital	12.8		266,857	20,066	0.9	Aa2	AA	$—
20	Merck & Co., Inc.	9.9		312,935	20,033	0.9	A1	A+	$274.8
	Total/weighted-average	9.6	(4)	11,290,872	$769,066	35.5%

(1)Based on total annual rental revenue in effect as of December 31, 2023. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)As of September 30, 2023, 2seventy bio, Inc. held $250.6 million of cash, cash equivalents, and marketable securities. Additionally, 90.0% of the annual rental revenue generated by 2seventy bio, Inc. is guaranteed by another public biotechnology company (a party related to 2seventybio, Inc.).
(3)Includes one lease at a recently acquired property with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.8 years as of December 31, 2023.
(5)Primarily relates to one office building in our New York City submarket aggregating 349,947 RSF with a contractual lease expiration in 3Q24, which was classified as held for sale as of December 31, 2023.

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Summary of Properties and Occupancy
December 31, 2023
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,836,743	975,419	1,304,051	(1)	13,116,213	28%	72	$820,759	38%	$79.82
San Francisco Bay Area	7,906,198	498,142	300,010		8,704,350	18	67	460,272	21	66.04
New York City	922,477	—	—		922,477	2	4	72,993	3	92.75
San Diego	7,831,370	1,187,796	—		9,019,166	19	90	320,460	14	43.48
Seattle	2,962,995	33,349	148,890		3,145,234	7	44	131,377	6	46.57
Maryland	3,582,494	510,601	—		4,093,095	9	51	123,780	6	36.57
Research Triangle	3,840,876	—	—		3,840,876	8	39	120,982	6	32.20
Texas	1,845,159	—	73,298		1,918,457	4	15	57,591	3	32.80
Canada	898,740	—	172,936		1,071,676	2	12	17,222	1	22.01
Non-cluster/other markets	347,806	—	—		347,806	1	10	15,827	1	57.96
Properties held for sale	1,049,135	—	—		1,049,135	2	7	26,907	1	N/A
North America	42,023,993	3,205,307	1,999,185		47,228,485	100%	411	$2,168,170	100%	$56.08
		5,204,492
(1)Primarily relates to our active redevelopment projects at 840 Winter Street and 40, 50, and 60 Sylvan Road, aggregating 716,604 RSF located in our Alexandria Center® for Life Science – Waltham mega campus, which are 43% leased/negotiating on a combined basis. This mega campus project is expected to capture demand in our Route 128 submarket of Greater Boston.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/23		9/30/23	12/31/22	12/31/23	9/30/23	12/31/22
Greater Boston	94.9%		93.2%	94.5%	84.7%	83.3%	85.5%
San Francisco Bay Area	94.8		95.3	96.7	91.4	91.9	93.3
New York City	85.3	(1)	89.4	92.3	85.3	89.4	92.3
San Diego	94.1		90.9	95.4	94.1	90.9	95.4
Seattle	95.2		95.1	97.0	90.7	90.3	90.1
Maryland	95.6		96.6	95.8	95.6	96.6	93.3
Research Triangle	97.8		96.9	94.0	97.8	96.9	85.0
Texas	95.1		95.1	91.2	91.5	91.5	81.6
Subtotal	94.9		93.9	95.1	90.7	89.9	89.9
Canada	87.1		88.9	80.8	73.0	75.7	68.2
Non-cluster/other markets	78.5		80.5	75.0	78.5	80.5	75.0
North America	94.6%		93.7%	94.8%	90.2%	89.4%	89.4%

(1)Occupancy in our New York City market includes vacancy at our Alexandria Center® for Life Science – Long Island City property that is 41.7% occupied as of December 31, 2023. In addition, our mega campus at Alexandria Center® for Life Science – New York City is 95.8% occupied as of December 31, 2023.

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Property Listing
December 31, 2023
(Dollars in thousands)

Mega Campuses Encompass 75% of Our Annual Rental Revenue(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,856,043	—	—	2,856,043	11	$266,549	99.6%	99.6%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	1,370,989	—	—	1,370,989	12	140,216	88.0	88.0
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	115,886	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	872,883	248,018	—	1,120,901	13	51,957	97.6	97.6
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	521,735	—	—	521,735	5	27,136	99.2	99.2
99 Coolidge Avenue(2)	43,568	277,241	—	320,809	1	5,221	100.0	100.0
Cambridge/Inner Suburbs	6,850,502	525,259	—	7,375,761	49	606,965	97.0	97.0
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,234,888	450,160	133,578	1,818,626	3	98,035	92.0	83.0
401 and 421(2) Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	441,396	—	—	441,396	2	39,724	75.7	75.7
Seaport Innovation District	441,396	—	—	441,396	2	39,724	75.7	75.7
Route 128
Mega Campus: Alexandria Center® for Life Science – Waltham	326,110	—	716,604	1,042,714	5	22,738	100.0	31.3
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	13,374	100.0	100.0
Route 128	1,618,324	—	716,604	2,334,928	12	65,171	100.0	69.3
Other	691,633	—	453,869	1,145,502	6	10,864	79.2	47.8
Greater Boston	10,836,743	975,419	1,304,051	13,116,213	72	$820,759	94.9%	84.7%

(1)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	26

Property Listing (continued)
December 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,012,791	212,796	—	2,225,587	10	$91,856	94.9%	94.9%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,012,791	212,796	—	2,225,587	10	91,856	94.9	94.9
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,342,194	—	300,010	1,642,204	12	75,299	86.6	70.8
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco	919,704	—	—	919,704	5	57,055	100.0	100.0
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	503,388	—	—	503,388	3	32,372	89.8	89.8
201 Haskins Way and 400 and 450 East Jamie Court
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	4,011	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,366,203	285,346	300,010	3,951,559	24	179,417	93.1	85.5
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,157	—	—	739,157	9	50,755	99.0	99.0
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,570	—	—	703,570	9	65,005	98.3	98.3
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	24,275	83.2	83.2
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,294	100.0	100.0
2100, 2200, 2300, and 2400 Geng Road	162,584	—	—	162,584	4	12,241	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,527,204	—	—	2,527,204	33	188,999	97.0	97.0
San Francisco Bay Area	7,906,198	498,142	300,010	8,704,350	67	$460,272	94.8%	91.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	27

Property Listing (continued)
December 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	743,377	—	—	743,377	3	$67,706	95.8%	95.8%
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,287	41.7	41.7
30-02 48th Avenue
New York City	922,477	—	—	922,477	4	72,993	85.3	85.3

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	833,589	334,996	—	1,168,585	12	49,861	100.0	100.0

3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, and 10955 Alexandria Way, 10975 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court

ARE Torrey Ridge	296,290	—	—	296,290	3	13,969	85.8	85.8
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	8,729	88.2	88.2
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,343,779	334,996	—	1,678,775	19	72,559	95.0	95.0
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,666,590	598,029	—	2,264,619	13	77,574	99.0	99.0
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4135, 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
ARE Esplanade	243,084	—	—	243,084	4	5,022	47.7	47.7
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,528	100.0	100.0
Costa Verde by Alexandria	8,730	—	—	8,730	2	879	100.0	100.0
8505 Costa Verde Boulevard and 4260 Nobel Drive
University Town Center	2,874,739	598,029	—	3,472,768	26	119,981	95.0	95.0
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,064,267	254,771	—	1,319,038	15	44,628	95.6	95.6
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	800,151	—	—	800,151	7	23,930	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,969	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	$11,521	100.0%	100.0%
9965, 9975, 9985, and 9995 Summers Ridge Road

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	28

Property Listing (continued)
December 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Mesa (continued)
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	$11,069	100.0%	100.0%
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,034	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,693	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,799	100.0	100.0
Sorrento Mesa	3,152,241	254,771	—	3,407,012	38	113,323	93.8	93.8
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	4,112	85.0	85.0
11045 and 11055 Roselle Street	42,055	—	—	42,055	2	2,156	100.0	100.0
Sorrento Valley	150,867	—	—	150,867	5	6,268	89.2	89.2
Other	309,744	—	—	309,744	2	8,329	87.6	87.6
San Diego	7,831,370	1,187,796	—	9,019,166	90	320,460	94.1	94.1

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	1,214,448	33,349	—	1,247,797	9	80,053	95.9	95.9
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union	290,754	—	—	290,754	1	17,969	100.0	100.0
400 Dexter Avenue North(1)
219 Terry Avenue North	25,966	—	—	25,966	1	1,372	90.7	90.7
Lake Union	1,531,168	33,349	—	1,564,517	11	99,394	96.6	96.6
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,052	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,586	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,733	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	916,446	—	—	916,446	21	19,348	92.6	92.6
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 22213 and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	311,030	—	148,890	459,920	6	5,972	96.8	65.4
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,227,476	—	148,890	1,376,366	27	25,320	93.7	83.6
Other	77,376	—	—	77,376	2	878	100.0	100.0
Seattle	2,962,995	33,349	148,890	3,145,234	44	$131,377	95.2%	90.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	29

Property Listing (continued)
December 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,176,744	510,601	—	1,687,345	20	$53,655	96.6%	96.6%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,197	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,025	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,073	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	1,679,017	510,601	—	2,189,618	28	69,180	95.8	95.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,241	—	—	619,241	9	17,532	93.6	93.6
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,633	—	—	486,633	7	18,543	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	3,298	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	2,135	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,984	—	—	1,327,984	20	43,949	97.0	97.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,021	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	1,503	64.4	64.4
Beltsville	327,307	—	—	327,307	2	4,524	85.3	85.3
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,582,494	510,601	—	4,093,095	51	$123,780	95.6%	95.6%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	30

Property Listing (continued)
December 31, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,155,252	—	—	2,155,252	15	$52,175	97.5%	97.5%
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	14,233	99.9	99.9
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive
Alexandria Center® for AgTech	345,467	—	—	345,467	2	16,541	97.2	97.2
5 and 9 Laboratory Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	341,626	—	—	341,626	4	16,079	99.4	99.4
6, 8, 10, and 12 Davis Drive
Alexandria Technology Center® – Alston	155,533	—	—	155,533	3	3,837	90.9	90.9
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	149,585	—	—	149,585	2	7,375	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,093	97.2	97.2
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,137	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	861	100.0	100.0
Research Triangle	3,840,876	—	—	3,840,876	39	120,982	97.8	97.8

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	43,031	98.8	98.8
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	11,630	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	54,661	98.9	98.9
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	2,930	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	57,591	95.1	91.5

Canada	898,740	—	172,936	1,071,676	12	17,222	87.1	73.0

Non-cluster/other markets	347,806	—	—	347,806	10	15,827	78.5	78.5

North America, excluding properties held for sale	40,974,858	3,205,307	1,999,185	46,179,350	404	2,141,263	94.6%	90.2%

Properties held for sale	1,049,135	—	—	1,049,135	7	26,907	63.3%	63.3%

Total – North America	42,023,993	3,205,307	1,999,185	47,228,485	411	$2,168,170

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	31

Investments in Real Estate
December 31, 2023

Refer to “Net operating income” in the “Definitions and reconciliations” of this Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects placed into service primarily commencing from 1Q24 through 4Q27 is $389 million.
(2)Represents expected incremental annual net operating income to be placed into service, including partial deliveries for projects that stabilize in future years.
(3)Includes 1.4 million RSF expected to be stabilized in 2024 and is 93% leased. Refer to the initial and stabilized occupancy years in the “New Class A/A+ development and redevelopment properties: current projects” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	32

Investments in Real Estate
December 31, 2023
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 61% Leased	Committed Near Term 51% Leased/Negotiating(1)	Priority Anticipated	Future	Subtotal	Total
Square footage
Operating	40,974,858	—	—	—	—	—	40,974,858
New Class A/A+ development and redevelopment properties	—	5,204,492	492,570	2,710,462	26,754,679	35,162,203	35,162,203
Value-creation square feet currently included in rental properties(2)	—	—	(159,884)	(617,594)	(3,111,413)	(3,888,891)	(3,888,891)
Total square footage, excluding properties held for sale	40,974,858	5,204,492	332,686	2,092,868	23,643,266	31,273,312	72,248,170

Properties held for sale	1,049,135	—	—	—	235,000	235,000	1,284,135
Total square footage	42,023,993	5,204,492	332,686	2,092,868	23,878,266	31,508,312	73,532,305

Investments in real estate
Gross book value as of December 31, 2023(3)	$28,388,009	$3,661,679	$46,257	$702,248	$3,816,125	$8,226,309	$36,614,318

(1)Represents one near-term project expected to commence construction during the next two years after December 31, 2023.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	33

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
December 31, 2023

325 Binney Street	140 First Street	99 Coolidge Avenue
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/ Cambridge/Inner Suburbs
462,100 RSF	403,892 RSF	43,568 RSF
100% Occupancy	100% Occupancy	100% Occupancy

201 Brookline Avenue	15 Necco Street	751 Gateway Boulevard	1150 Eastlake Avenue East
Greater Boston/Fenway	Greater Boston/ Seaport Innovation District	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
451,967 RSF	345,996 RSF	230,592 RSF	278,282 RSF
100% Occupancy	97% Occupancy	100% Occupancy	100% Occupancy

-

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)
December 31, 2023

Alexandria Center® for Advanced Technologies – Monte Villa Parkway(1)	9808 Medical Center Drive	9601 and 9603 Medical Center Drive(2)	20400 Century Boulevard
Seattle/Bothell	Maryland/Rockville	Maryland/Rockville	Maryland/Gaithersburg
65,086 RSF	26,460 RSF	95,911 RSF	81,006 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(3)	6040 George Watts Hill Drive, Phase II	8800 Technology Forest Place
Research Triangle/Research Triangle	Research Triangle/Research Triangle	Texas/Greater Houston
603,316 RSF	88,038 RSF	50,094 RSF
100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 3755 Monte Villa Parkway.
(2)Image represents 9601 Medical Center Drive.
(3)Image represents 2400 Ellis Road on the Alexandria Center® for Life Science – Durham mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)
December 31, 2023
(Dollars in thousands)

Highest Incremental Annual Net Operating Income in Company History Generated
From 2023 Deliveries Totaled $265 Million, Including $145 Million in 4Q23

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service							Occupancy Percentage(2)	Total Project		Unlevered Yields
	4Q23 Delivery Date(1)		Prior to 1/1/23		1Q23	2Q23	3Q23	4Q23	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
											RSF	Investment
Development projects
325 Binney Street/Greater Boston/Cambridge	11/17/23	100%	—		—	—	—	462,100	462,100	100%	462,100	$823,000	8.9%	7.6%
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	12/13/23	75.0%	—		—	—	—	43,568	43,568	100%	320,809	468,000	7.1	7.0
201 Brookline Avenue/Greater Boston/Fenway	N/A	99.0%	340,073		107,174	4,720	—	—	451,967	100%	510,116	775,000	7.2	6.5
15 Necco Street/Greater Boston/Seaport Innovation District	11/17/23	56.7%	—		—	—	—	345,996	345,996	97%	345,996	540,000	6.7	5.6
751 Gateway Boulevard/San Francisco Bay Area/South San Francisco	N/A	51.0%	—		—	—	230,592	—	230,592	100%	230,592	246,000	7.0	7.5
1150 Eastlake Avenue East/Seattle/Lake Union	10/28/23	100%	—		—	—	—	278,282	278,282	100%	311,631	443,000	6.6	6.7
9808 Medical Center Drive/Maryland/Rockville	N/A	100%	—		—	—	26,460	—	26,460	100%	95,061	113,000	5.5	5.5
6040 George Watts Hill Drive, Phase II/Research Triangle/Research Triangle	11/1/23	100%	—		—	—	—	88,038	88,038	100%	88,038	66,000	8.1	7.1

Redevelopment projects
140 First Street/Greater Boston/Cambridge	N/A	100%	—		—	325,346	78,546	—	403,892	100%	408,259	1,248,000	5.6	4.7
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	N/A	100%	—		35,847	—	29,239	—	65,086	100%	460,623	229,000	6.3	6.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	N/A	100%	34,589		13,927	—	47,395	—	95,911	100%	95,911	63,000	8.0	6.8
20400 Century Boulevard/Maryland/Gaithersburg	N/A	100%	50,738		19,692	10,576	—	—	81,006	100%	81,006	35,000	9.5	9.3
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445		276,871	—	—	—	603,316	100%	603,316	241,000	8.1	6.8
8800 Technology Forest Place/Texas/Greater Houston	N/A	100%	—	—	—	46,434	3,660	—	50,094	100%	123,392	112,000	6.3	6.0
Canada	10/31/23	100%	—	—	—	—	34,242	10,620	44,862	100%	250,790	104,000	7.0	7.0
Weighted average/total	11/12/23		751,845		453,511	387,076	450,134	1,228,604	3,271,170		4,387,640	$5,506,000	7.0%	6.3%

Refer to “New Class A/A+ development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	36

New Class A/A+ Development and Redevelopment Properties: Current Projects
December 31, 2023

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue	401 Park Drive	421 Park Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway	Greater Boston/Fenway
277,241 RSF	248,018 RSF	58,149 RSF	133,578 RSF	392,011 RSF
36% Leased	85% Leased	98% Leased	17% Leased	13% Leased

40, 50, and 60 Sylvan Road(2)	840 Winter Street	1450 Owens Street(3)	651 Gateway Boulevard	230 Harriet Tubman Way
Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco
576,924 RSF	139,680 RSF	212,796 RSF	300,010 RSF	285,346 RSF
29% Leased	100% Leased	—% Leased/Negotiating	22% Leased	100% Leased

(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road. The Alexandria Center® for Life Science – Waltham mega campus project is expected to capture demand in our Route 128 submarket.
(3)Image represents a single- or multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

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New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2023

10935, 10945, and 10955 Alexandria Way	4135 Campus Point Court	4155 Campus Point Court	10075 Barnes Canyon Road	1150 Eastlake Avenue East
San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/ University Town Center	San Diego/Sorrento Mesa	Seattle/Lake Union
334,996 RSF	426,927 RSF	171,102 RSF	254,771 RSF	33,349 RSF
75% Leased	100% Leased	100% Leased	24% Leased/Negotiating	100% Leased

Alexandria Center® for Advanced Technologies – Monte Villa Parkway(1)	9810 and 9820 Darnestown Road	9808 Medical Center Drive	8800 Technology Forest Place
Seattle/Bothell	Maryland/Rockville	Maryland/Rockville	Texas/Greater Houston
148,890 RSF	442,000 RSF	68,601 RSF	73,298 RSF
90% Leased	100% Leased	60% Leased	41% Leased

(1)Image represents 3755 Monte Villa Parkway.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2023

Property/Market/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967	58,149	510,116	98%	98%		3Q22	2024
840 Winter Street/Greater Boston/Route 128	Redev	28,534	139,680	168,214	100	100		2024	2024
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—	285,346	285,346	100	100		2024	2024
4155 Campus Point Court/San Diego/University Town Center	Dev	—	171,102	171,102	100	100		2024	2024
1150 Eastlake Avenue East/Seattle/Lake Union	Dev	278,282	33,349	311,631	100	100		4Q23	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	311,733	148,890	460,623	90	90		1Q23	2024
9820 Darnestown Road/Maryland/Rockville	Dev	—	250,000	250,000	100	100		2024	2024
9810 Darnestown Road/Maryland/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Maryland/Rockville	Dev	26,460	68,601	95,061	60	60		3Q23	2024
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094	73,298	123,392	41	41		2Q23	2024
		1,147,070	1,420,415	2,567,485	93	93
2025 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	43,568	277,241	320,809	36	36		4Q23	2025
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	—	300,010	300,010	22	22		2024	2025
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—	254,771	254,771	12	24		2024	2025
Canada	Redev	77,854	172,936	250,790	73	73		3Q23	2025
		121,422	1,252,976	1,374,398	44	46	(2)
		1,268,492	2,673,391	3,941,883	76	77
2026 and beyond stabilization
401 Park Drive/Greater Boston/Fenway	Redev	—	133,578	133,578	17	17		2024	2026
421 Park Drive/Greater Boston/Fenway	Dev	—	392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—	576,924	576,924	29	29		2025	2027
Other/Greater Boston	Redev	—	453,869	453,869	—	—		2025	2026
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—	212,796	212,796	—	—	(3)	2025	2026
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	—	334,996	334,996	75	75		2025	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—	426,927	426,927	100	100		2026	2026
		—	2,531,101	2,531,101	36	36	(2)
		1,268,492	5,204,492	6,472,984	61	61
Near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	Dev	—	492,570	492,570	—	51
Total		1,268,492	5,697,062	6,965,554	56%	60%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)These projects are focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.
(3)Represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

December 31, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%							Unlevered Yields
Property/Market/Submarket		In Service	CIP		Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2024 stabilization
201 Brookline Avenue/Greater Boston/Fenway	99.0%	$661,831	$80,604		$32,565		$775,000		7.2%	6.5%
840 Winter Street/Greater Boston/Route 128	100%	13,648	130,274		64,078		208,000		7.5%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	47.1%	—	237,118		272,882		510,000		7.4%	6.4%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	89,704		83,296		173,000		7.4%	6.5%
1150 Eastlake Avenue East/Seattle/Lake Union	100%	363,824	33,827		45,349		443,000		6.6%	6.7%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	93,238	104,608		31,154		229,000		6.3%	6.2%
9820 Darnestown Road/Maryland/Rockville	100%	—	144,388		32,612		177,000		6.3%	5.6%
9810 Darnestown Road/Maryland/Rockville	100%	—	108,644		24,356		133,000		6.9%	6.2%
9808 Medical Center Drive/Maryland/Rockville	100%	34,825	54,312		23,863		113,000		5.5%	5.5%
8800 Technology Forest Place/Texas/Greater Houston	100%	43,529	56,245		12,226		112,000		6.3%	6.0%
		1,210,895	1,039,724
2025 stabilization(1)
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	48,183	245,314		174,503		468,000		7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	—	337,677		89,323		427,000		6.2%	5.5%
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	—	306,273		TBD
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	124,450
Canada	100%	29,400	47,974		26,626		104,000		7.0%	7.0%
		77,583	1,061,688
2026 and beyond stabilization(1)
401 Park Drive/Greater Boston/Fenway	100%	—	140,156		TBD
421 Park Drive/Greater Boston/Fenway	99.6%	—	301,730
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	397,582
Other/Greater Boston	100%	—	136,992
1450 Owens Street/San Francisco Bay Area/Mission Bay	40.6%	—	268,290
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	—	177,828		325,172		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	137,689		TBD
		—	1,560,267
		1,288,478	3,661,679
Near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	55.0%	—	46,257		TBD

Total		$1,288,478	$3,707,936		$3,970,000	(2)	$8,960,000	(2)

Our share of investment(3)			$2,990,000	(2)	$3,090,000	(2)	$7,350,000	(2)
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2025 and beyond over the next several quarters.
(2)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentages at the completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	40

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
December 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)

Greater Boston
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	$245,314	277,241	—	—	—	277,241
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	348,919	248,018	—	333,758	34,157	615,933
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	522,490	583,738	—	—	—	583,738
201 Brookline Avenue and 401 and 421 Park Drive
Mega Campus: Alexandria Center® for Life Science – Waltham/Route 128	100%	588,757	716,604	—	—	515,000	1,231,604
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge	100%	115,187	—	—	—	216,455	216,455
100 Edwin H. Land Boulevard
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	83,175	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
10 Necco Street/Seaport Innovation District	100%	103,531	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	26,182	—	—	—	1,100,000	1,100,000
215 Presidential Way/Route 128	100%	6,816	—	—	—	112,000	112,000
Other value-creation projects	(3)	286,099	453,869	—	—	1,323,541	1,777,410
		$2,334,351	2,279,470	—	333,758	4,478,153	7,091,381

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 99.0% interest in 201 Brookline Avenue aggregating 58,149 RSF, a 100% interest in 401 Park Drive aggregating 133,578 RSF, and a 99.6% interest in 421 Park Drive aggregating 392,011 RSF.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future		Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	40.6%	$268,290	212,796	—	—	—		212,796
1450 Owens Street
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	332,447	300,010	—	—	291,000		591,010
651 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae/South San Francisco	47.1%	388,202	285,346	—	198,188	150,213		633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	6,655	—	—	107,250	90,000		197,250
211(2) and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	423,593	—	—	105,000	1,392,830		1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	377,159	—	—	—	1,930,000		1,930,000
1122, 1150, and 1178 El Camino Real
3825 and 3875 Fabian Way/Greater Stanford	100%	147,079	—	—	—	478,000		478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	—	—	—	—	240,000		240,000
901 California Avenue/Greater Stanford	100%	16,419	—	—	—	56,924		56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	378,835	—	—	—	1,070,925		1,070,925
Other value-creation projects	100%	—	—	—	—	25,000		25,000
		2,338,679	798,152	—	410,438	5,724,892		6,933,482
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	151,846	—	—	—	550,000	(3)	550,000
		$151,846	—	—	—	550,000		550,000

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(3)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building aggregating approximately 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square/Torrey Pines	100%	$232,897	334,996	—	—	125,280	460,276
10935, 10945, and 10955 Alexandria Way and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	419,857	598,029	492,570	—	650,000	1,740,599
10010(2), 10140(2), and 10260 Campus Point Drive and 4135, 4155, 4161, 4165, and 4275(2) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	241,448	254,771	—	—	493,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	143,262	—	—	309,094	—	309,094
Scripps Science Park by Alexandria/Sorrento Mesa	100%	114,859	—	—	105,000	493,349	598,349
10048, 10219, 10256, and 10260 Meanley Drive and 10277 Scripps Ranch Boulevard
Costa Verde by Alexandria/University Town Center	100%	131,264	—	—	—	537,000	537,000
8410-8750 Genesee Avenue and 4282 Esplanade Court
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,461	—	—	—	451,832	451,832
ARE Towne Centre/University Town Center	100%	26,503	—	—	—	400,000	400,000
9363, 9373, and 9393 Towne Centre Drive
9625 Towne Centre Drive/University Town Center	30.0%	837	—	—	—	100,000	100,000
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	45,889	—	—	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Pacific Technology Park/Sorrento Mesa	50.0%	23,514	—	—	—	149,000	149,000
9444 Waples Street
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	39,707	—	—	—	247,000	247,000
Other value-creation projects	100%	72,465	—	—	—	475,000	475,000
		$1,509,963	1,187,796	492,570	414,094	5,921,221	8,015,681

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% interest in this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/Lake Union	100%	$33,827	33,349	—	—	—	33,349
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	104,608	148,890	—	50,552	—	199,442
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	432,644	—	—	1,095,586	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	57,159	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	15,975	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	99,744	—	—	—	691,000	691,000
		743,957	182,239	—	1,146,138	1,706,713	3,035,090
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	327,940	510,601	—	—	296,000	806,601
9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
		$327,940	510,601	—	—	296,000	806,601

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% interest in the priority anticipated development project at 800 Mercer Street aggregating 869,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
Research Triangle
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	$96,835		—	—	180,000	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	104,542		—	—	100,000	955,000	1,055,000
3029 East Cornwallis Road
Mega Campus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	173,864		—	—	—	2,210,000	2,210,000
41 Moore Drive
Mega Campus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	52,601		—	—	—	750,000	750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle
100 Capitola Drive/Research Triangle	100%	—		—	—	—	65,965	65,965
Other value-creation projects	100%	4,185		—	—	—	76,262	76,262
		432,027		—	—	280,000	5,047,227	5,327,227
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	75,748		73,298	—	—	116,405	189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	9,327		—	—	126,034	123,976	250,010
Other value-creation projects	100%	133,865		—	—	—	1,694,000	1,694,000
		218,940		73,298	—	126,034	1,934,381	2,133,713

Canada	100%	47,974		172,936	—	—	371,743	544,679
Other value-creation projects	100%	114,995		—	—	—	724,349	724,349
Total pipeline as of December 31, 2023, excluding properties held for sale		8,220,672	(2)	5,204,492	492,570	2,710,462	26,754,679	35,162,203

Properties held for sale		5,637		—	—	—	235,000	235,000

Total pipeline as of December 31, 2023		$8,226,309		5,204,492	492,570	2,710,462	26,989,679	35,397,203

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 3,888,891 RSF of buildings currently in operation that we intend to demolish or redevelop and commence future construction. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $3.7 billion of projects currently under construction that are 61% leased. We also expect to commence construction on one near-term project aggregating $46.3 million, which is 51% leased/negotiating, in the next two years after December 31, 2023.

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Construction Spending and Capitalization of Interest
December 31, 2023
(Dollars in thousands)

66% of Our Value-Creation Pipeline RSF Is Within Our Mega Campuses

	Upon Completion of Construction
	RSF	Potential Growth in Operating RSF

Under construction and committed near-term projects(1)	5,697,062	76%
Future opportunities subject to market conditions and leasing	29,465,141
Value-creation pipeline: developments and redevelopments	35,162,203

Key Categories of Interest Capitalized During 2023	Percentage of Total Capitalized Interest
Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1)	41%
Future pipeline pre-construction
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	46
Smaller redevelopments and repositioning capital projects	13
100%

	Year Ended December 31, 2023	Projected Midpoint for the Year Ending December 31, 2024
Construction Spending
Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1) and four projects expected to commence active construction in 2024	$2,672,376	$1,710,000
Future pipeline pre-construction
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	581,535	720,000
Revenue- and non-revenue-enhancing capital expenditures	260,392	250,000
Construction spend (before contributions from noncontrolling interests)(2)	3,514,303	2,680,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(479,698)	(430,000)	(3)
Total construction spending	$3,034,605	$2,250,000
2024 Guidance range		$1,950,000 – $2,550,000

Contributions From Partners in Our Existing Consolidated Real Estate Joint Ventures
Projected Timing	Amount(4)
2024	$430,000
2025–2027	816,000
Total	$1,246,000

(1)Includes projects under construction aggregating 5.2 million RSF and one near-term project aggregating 493 thousand RSF expected to commence construction during the next two years after December 31, 2023, which are 60% leased/negotiating and are expected to generate $495 million in annual incremental net operating income primarily commencing from 1Q24 through 4Q27.
(2)Includes our contributions in unconsolidated real estate joint ventures related to construction.
(3)Amount represents the portion of contractual funding commitments expected to be received from our existing consolidated real estate joint ventures during the next 12 months.
(4)Amounts represent reductions to our consolidated construction spending.

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Joint Venture Financial Information
December 31, 2023

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		43,568	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
Other joint venture	Greater Boston	–	38.8%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		1,003,603
1450 Owens Street	San Francisco Bay Area	Mission Bay	59.4%	(4)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		786,549
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	52.9%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,342,164
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		881,930
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,115
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(9)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes construction funding to the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(10)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

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Joint Venture Financial Information (continued)
December 31, 2023
(In thousands)

	As of December 31, 2023
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,937,012	$123,220
Cash, cash equivalents, and restricted cash	149,715	3,552
Other assets	405,012	12,285
Secured notes payable (refer to page 53)	(29,761)	(92,982)
Other liabilities	(274,910)	(8,295)
Mandatorily redeemable noncontrolling interest(1)	(35,250)	—
Redeemable noncontrolling interests	(16,480)	—
	$4,135,338	$37,780

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2023		December 31, 2023
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$110,156	$419,078	$3,129	$11,365
Rental operations	(32,622)	(123,896)	(887)	(3,259)
	77,534	295,182	2,242	8,106
General and administrative	(1,803)	(3,244)	(15)	(86)
Interest	(24)	(39)	(899)	(3,451)
Depreciation and amortization of real estate assets	(30,137)	(115,349)	(965)	(3,589)
Fixed returns allocated to redeemable noncontrolling interests(2)	201	805	—	—
	$45,771	$177,355	$363	$980

Straight-line rent and below-market lease revenue	$7,414	$20,402	$427	$1,339
Funds from operations(3)	$75,908	$292,704	$1,328	$4,569

(1)Related to the acquisition of our partner’s partial noncontrolling interest in one of our real estate joint ventures, which was paid in full in January 2024.
(2)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(3)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
December 31, 2023
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our investment income (loss) and non-real estate investments (in thousands). For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	December 31, 2023				Year Ended December 31, 2022
	Three Months Ended		Year Ended
Realized (losses) gains	$(10,825)	(1)	$6,078	(1)	$80,435
Unrealized gains (losses)	19,479	(2)	(201,475)	(2)	(412,193)	(3)
Investment income (loss)	$8,654		$(195,397)		$(331,758)

	December 31, 2023					December 31, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$203,467		$50,377	$(94,278)	$159,566	$207,139
Entities that report NAV	507,059		192,468	(27,995)	671,532	759,752
Entities that do not report NAV:
Entities with observable price changes	97,892		77,600	(1,224)	174,268	193,784
Entities without observable price changes	368,654		—	—	368,654	388,940
Investments accounted for under the equity method	N/A		N/A	N/A	75,498	65,459
December 31, 2023	$1,177,072	(4)	$320,445	$(123,497)	$1,449,518	$1,615,074

December 31, 2022	$1,152,613		$506,404	$(109,402)	$1,615,074

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

(1)Consists of realized gains of $12.3 million and $80.6 million, offset by impairment charges of $23.1 million and $74.6 million during the three months and year ended December 31, 2023, respectively.
(2)Consists of unrealized gains of $34.3 million primarily resulting from the increase in valuation in publicly traded entities during the three months ended December 31, 2023 and unrealized losses of $111.6 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV during the year ended December 31, 2023 and $14.8 million and $89.9 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the three months and year ended December 31, 2023, respectively.
(3)Consists of unrealized losses of $274.2 million primarily resulting from the decrease in the fair value of our investments in publicly traded companies and $138.0 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2022.
(4)Represents 2.8% of gross assets as of December 31, 2023.

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Key Credit Metrics
December 31, 2023

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.8B

$5,000
$5,000
$4,000
SIGNIFICANT AVAILABILITY
No outstanding balance
$100
<$200
MINIMAL OUTSTANDING
12/31/22
12/31/23
12/31/24 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,900
Cash, cash equivalents, and restricted cash	661
Remaining construction loan commitments	76
Investments in publicly traded companies	160
Liquidity as of December 31, 2023	$5,797

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

(1)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
December 31, 2023
(In millions)

Weighted-Average Remaining Term of 12.8 Years

(1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
December 31, 2023
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$619	$119,043	$119,662	1.1%	8.37%	2.9
Unsecured senior notes payable	11,096,028	—	11,096,028	98.0	3.65	13.0
Unsecured senior line of credit(2) and commercial paper program(3)	—	99,952	99,952	0.9	5.76	4.1	(4)
Total/weighted average	$11,096,647	$218,995	$11,315,642	100.0%	3.72%	12.8	(4)
Percentage of total debt	98.1%	1.9%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of December 31, 2023, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.835%. As of December 31, 2023, we had $100.0 million of commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 12.7 years. The commercial paper notes sold during the year ended December 31, 2023 were issued at a weighted-average yield to maturity of 5.55% and had a weighted-average maturity term of 11 days.

Average debt outstanding and weighted-average interest rate	Average Debt Outstanding		Weighted-Average Interest Rate
	December 31, 2023		December 31, 2023
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Long-term fixed-rate debt	$11,159,811	$11,044,128	3.64%	3.62%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	909,703	293,690	5.84	5.77
Blended average interest rate	12,069,514	11,337,818	3.81	3.68
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.11	0.11
Total/weighted average	$12,069,514	$11,337,818	3.92%	3.79%

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Summary of Debt (continued)
December 31, 2023
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2023	Requirement	December 31, 2023
Total Debt to Total Assets	≤ 60%	28%	≤ 60.0%	27.0%
Secured Debt to Total Assets	≤ 40%	0.3%	≤ 45.0%	0.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	15.3x	≥ 1.50x	4.13x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	346%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	28.55x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.31%	$28,500	$28,331	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,505	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	7.38%	26,750	14,762	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	7.44%	13,000	8,280	73.2%
					$668,250	$650,878

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2023.
(3)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
December 31, 2023
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2024	2025	2026	2027	2028	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.38%		11/19/26		$—	$—	$119,674	$—	$—	$—		$119,674	$(631)	$119,043
San Francisco Bay Area	6.50%	6.50		7/1/36		32	34	36	38	41	438		619	—	619
Secured debt weighted-average interest rate/subtotal		8.37				32	34	119,710	38	41	438		120,293	(631)	119,662

Unsecured senior line of credit and commercial paper program(4)	(4)	5.76	(4)	1/22/28	(4)	(4)	—	—	—	100,000	—	(4)	100,000	(48)	99,952
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	600,000	—	—	—	—		600,000	(1,181)	598,819
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	300,000	—	—	—		300,000	(1,022)	298,978
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	—	350,000	—	—	—		350,000	(1,143)	348,857
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	350,000	—	—		350,000	(1,574)	348,426
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	425,000	—		425,000	(1,733)	423,267
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,248)	298,752
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,473)	397,527
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,425)	447,575
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(5,511)	694,489
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(4,990)	745,010
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(7,887)	892,113
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(7,976)	992,024
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(7,989)	792,011
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000		500,000	(5,411)	494,589
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(2,987)	297,013
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,111	710,111
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(11,608)	838,392
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,112)	985,888
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000		500,000	(7,813)	492,187
Unsecured debt weighted-average interest rate/subtotal		3.67				—	600,000	650,000	350,000	525,000	9,150,000		11,275,000	(79,020)	11,195,980
Weighted-average interest rate/total		3.72%				$32	$600,034	$769,710	$350,038	$525,041	$9,150,438		$11,395,293	$(79,651)	$11,315,642

Balloon payments						$—	$600,000	$769,674	$350,000	$525,000	$9,150,068		$11,394,742	$—	$11,394,742
Principal amortization						32	34	36	38	41	370		551	(79,651)	(79,100)
Total debt						$32	$600,034	$769,710	$350,038	$525,041	$9,150,438		$11,395,293	$(79,651)	$11,315,642
Fixed-rate debt						$32	$600,034	$650,036	$350,038	$425,041	$9,150,438		$11,175,619	$(78,972)	$11,096,647
Variable-rate debt						—	—	119,674	—	100,000	—		219,674	(679)	218,995
Total debt						$32	$600,034	$769,710	$350,038	$525,041	$9,150,438		$11,395,293	$(79,651)	$11,315,642
Weighted-average stated rate on maturing debt						N/A	3.45%	3.82%	3.95%	4.29%	3.48%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we own a 75.0% interest. As of December 31, 2023, this joint venture has $75.6 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under the “Fixed-rate and variable-rate debt” subsection of this “Summary of Debt.”

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Definitions and Reconciliations
December 31, 2023

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Net (loss) income	$(42,658)	$68,254	$133,705	$121,693	$95,268
Interest expense	31,967	11,411	17,072	13,754	17,522
Income taxes	1,322	1,183	2,251	1,131	2,063
Depreciation and amortization	285,246	269,370	273,555	265,302	264,480
Stock compensation expense	34,592	16,288	15,492	16,486	11,586
Gain on sales of real estate	(62,227)	—	(214,810)	—	—
Unrealized (gains) losses on non-real estate investments	(19,479)	77,202	77,897	65,855	24,117
Impairment of real estate	271,890	20,649	168,575	—	26,186
Impairment of non-real estate investments	23,094	28,503	22,953	—	20,512
Adjusted EBITDA	$523,747	$492,860	$496,690	$484,221	$461,734

Total revenues	$757,216	$713,788	$713,900	$700,795	$670,281

Adjusted EBITDA margin	69%	69%	70%	69%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
December 31, 2023

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2023, approximately 94% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

Capitalized interest

We capitalize interest cost as a cost of a project during periods for which activities necessary to develop or redevelop a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop or redevelop a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A/A+ properties and AAA locations

Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/A+ properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.
Competitive supply

Represents the total rentable square footage of laboratory space under development or redevelopment that is both: (i) available for direct lease, and (ii) we believe is competitive with our laboratory space within a given submarket. Total competitive supply excludes owner user space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and advanced technology mega campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory, agtech, or advanced technology space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory, agtech, and advanced technology space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.

Priority anticipated projects are those most likely to commence future ground-up development or first-time conversion from non-laboratory space to laboratory space prior to our other future projects, pending market conditions and leasing negotiations.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

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Definitions and Reconciliations (continued)
December 31, 2023

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Adjusted EBITDA	$523,747	$492,860	$496,690	$484,221	$461,734

Interest expense	$31,967	$11,411	$17,072	$13,754	$17,522
Capitalized interest	89,115	96,119	91,674	87,070	79,491
Amortization of loan fees	(4,059)	(4,059)	(3,729)	(3,639)	(3,975)
Amortization of debt discounts	(309)	(306)	(304)	(288)	(272)
Cash interest and fixed charges	$116,714	$103,165	$104,713	$96,897	$92,766

Fixed-charge coverage ratio:
– quarter annualized	4.5x	4.8x	4.7x	5.0x	5.0x
– trailing 12 months	4.7x	4.9x	4.9x	5.0x	5.0x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

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Definitions and Reconciliations (continued)
December 31, 2023

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2023		December 31, 2023
(In thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$45,771	$177,355	$363	$980
Depreciation and amortization of real estate assets	30,137	115,349	965	3,589
Funds from operations	$75,908	$292,704	$1,328	$4,569

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Total assets	$36,771,402	$36,783,293	$36,659,257	$36,912,465	$35,523,399
Accumulated depreciation	4,985,019	4,856,436	4,646,833	4,561,854	4,354,063
Gross assets	$41,756,421	$41,639,729	$41,306,090	$41,474,319	$39,877,462

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2023, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
December 31, 2023

Investments in real estate

The following table reconciles our investments in real estate as of December 31, 2023:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$36,614,318
Less: accumulated depreciation – North America	(4,980,807)
Net investments in real estate – North America	31,633,511
Net investments in real estate – Asia	—
Investments in real estate	$31,633,511

The following table presents our value-creation pipeline of new Class A/A+ development and redevelopment projects, excluding properties held for sale, as a percentage of gross assets as of December 31, 2023:

Percentage of Gross Assets
Under construction projects and near-term project expected to commence construction in the next two years (60% leased/negotiating)	9%
Income-producing/potential cash flows/covered land play(1)	7%
Land	4%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.1% of total annual rental revenue as of December 31, 2023 and are included in our industry mix chart as targeted for a future change in use. Refer to “High-quality and diverse client base in AAA locations” of this Supplemental Information.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of December 31, 2023. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2024	2025	Thereafter(1)	Total
Committed near-term project:
4161 Campus Point Court/University Town Center	Dev	159,884	—	—	159,884

Priority anticipated projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	308,446	25,312	—	333,758
269 East Grand Avenue/South San Francisco	Redev	107,250	—	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	50,552	—	—	50,552
1020 Red River Street/Austin	Redev	—	126,034	—	126,034
		466,248	151,346	—	617,594
Future projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	104,500	—	—	104,500
446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	380,991	380,991
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	Dev	84,083	—	78,501	162,584
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
10975 and 10995 Torreyana Road/Torrey Pines	Dev	84,829	—	—	84,829
Campus Point by Alexandria/University Town Center	Dev	335,308	—	—	335,308
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	684,866	684,866
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	77,376	77,376
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street/Austin	Dev	—	72,938	—	72,938
Canada	Redev	—	—	247,743	247,743
		608,720	72,938	2,429,755	3,111,413
		1,234,852	224,284	2,429,755	3,888,891

(1)Includes vacant square footage as of December 31, 2023.

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Definitions and Reconciliations (continued)
December 31, 2023

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and value-creation pipeline RSF as of December 31, 2023 (dollars in thousands):

	Annual Rental Revenue	Value-Creation Pipeline RSF
Mega campus	$1,621,074	20,859,507
Non-mega campus	547,096	10,648,805
Total	$2,168,170	31,508,312

Mega campus as a percentage of total annual rental revenue and of total value-creation pipeline RSF	75%	66%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
December 31, 2023

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	12/31/23		9/30/23		6/30/23		3/31/23		12/31/22
Secured notes payable	$119,662		$109,110		$91,939		$73,645		$59,045
Unsecured senior notes payable	11,096,028		11,093,725		11,091,424		11,089,124		10,100,717
Unsecured senior line of credit and commercial paper	99,952		—		—		374,536		—
Unamortized deferred financing costs	76,329		78,496		80,663		82,831		74,918
Cash and cash equivalents	(618,190)		(532,390)		(924,370)		(1,263,452)		(825,193)
Restricted cash	(42,581)		(35,321)		(35,920)		(34,932)		(32,782)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$10,731,200		$10,713,620		$10,303,736		$10,321,752		$9,376,705

Adjusted EBITDA:
– quarter annualized	$2,094,988		$1,971,440		$1,986,760		$1,936,884		$1,846,936
– trailing 12 months	$1,997,518		$1,935,505		$1,895,336		$1,848,018		$1,797,536

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.1	x	5.4	x	5.2	x	5.3	x	5.1	x
– trailing 12 months	5.4	x	5.5	x	5.4	x	5.6	x	5.2	x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/23	12/31/22	12/31/23	12/31/22
Net (loss) income	$(42,658)	$95,268	$280,994	$670,701

Equity in earnings of unconsolidated real estate joint ventures	(363)	(172)	(980)	(645)
General and administrative expenses	59,289	42,992	199,354	177,278
Interest expense	31,967	17,522	74,204	94,203
Depreciation and amortization	285,246	264,480	1,093,473	1,002,146
Impairment of real estate	271,890	26,186	461,114	64,969
Loss on early extinguishment of debt	—	—	—	3,317
Gain on sales of real estate	(62,227)	—	(277,037)	(537,918)
Investment (income) loss	(8,654)	19,653	195,397	331,758
Net operating income	534,490	465,929	2,026,519	1,805,809
Straight-line rent revenue	(41,586)	(24,185)	(133,917)	(118,003)
Amortization of acquired below-market leases	(23,684)	(20,125)	(93,331)	(74,346)
Net operating income (cash basis)	$469,220	$421,619	$1,799,271	$1,613,460

Net operating income (cash basis) – annualized	$1,876,880	$1,686,476	$1,799,271	$1,613,460

Net operating income (from above)	$534,490	$465,929	$2,026,519	$1,805,809
Total revenues	$757,216	$670,281	$2,885,699	$2,588,962
Operating margin	71%	70%	70%	70%

Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
December 31, 2023

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
December 31, 2023

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the year ended December 31, 2023:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2022	Properties
201 Brookline Avenue	1	3160 Porter Drive	1
1150 Eastlake Avenue East	1	5505 Morehouse Drive	1
9810 and 9820 Darnestown Road	2	The Arsenal on the Charles	11
99 Coolidge Avenue	1	30-02 48th Avenue	1
500 North Beacon Street and 4 Kingsbury Avenue	2	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3

9808 Medical Center Drive	1	20400 Century Boulevard	1
1450 Owens Street	1	140 First Street	1
230 Harriet Tubman Way	1	9601 and 9603 Medical Center Drive	2
4155 Campus Point Court	1		21
10935, 10945, and 10955 Alexandria Way	3	Acquisitions after January 1, 2022	Properties
		3301, 3303, 3305, and 3307 Hillview Avenue	4
10075 Barnes Canyon Road	1
421 Park Drive	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
4135 Campus Point Court	1
	17	225 and 235 Presidential Way	2
Development – placed into		104 TW Alexander Drive	4
service after January 1, 2022	Properties	One Hampshire Street	1
825 and 835 Industrial Road	2	Intersection Campus	9
9950 Medical Center Drive	1	100 Edwin H. Land Boulevard	1
3115 Merryfield Row	1	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3
8 and 10 Davis Drive	2
5 and 9 Laboratory Drive	2	446 and 458 Arsenal Street	2
10055 Barnes Canyon Road	1	35 Gatehouse Drive	1
10102 Hoyt Park Drive	1	1001 Trinity Street and 1020 Red River Street	2
751 Gateway Boulevard	1
15 Necco Street	1	Other	10
325 Binney Street	1		41
6040 George Watts Hill Drive	1	Unconsolidated real estate JVs	4
	14	Properties held for sale	7
Redevelopment – under construction	Properties	Total properties excluded from same properties	123
840 Winter Street	1
40, 50, and 60 Sylvan Road	3	Same properties	288
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6	Total properties in North America as of December 31, 2023	411

651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
Canada	4
Other	2
	19
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Income from rentals	$742,637	$707,531	$704,339	$687,949	$665,674	$2,842,456	$2,576,040
Rental revenues	(561,428)	(526,352)	(537,889)	(518,302)	(499,348)	(2,143,971)	(1,950,098)
Tenant recoveries	$181,209	$181,179	$166,450	$169,647	$166,326	$698,485	$625,942

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
December 31, 2023

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22
Unencumbered net operating income	$533,382	$495,012	$500,923	$492,860	$464,944
Encumbered net operating income	1,108	1,089	1,143	1,002	985
Total net operating income	$534,490	$496,101	$502,066	$493,862	$465,929
Unencumbered net operating income as a percentage of total net operating income	99.8%	99.8%	99.8%	99.8%	99.8%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of December 31, 2023, we had no Forward Agreements outstanding.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended					Year Ended
(In thousands)	12/31/23	9/30/23	6/30/23	3/31/23	12/31/22	12/31/23	12/31/22
Basic shares for earnings per share	171,096	170,890	170,864	170,784	165,393	170,909	161,659
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	171,096	170,890	170,864	170,784	165,393	170,909	161,659

Basic shares for funds from operations per share and funds from operations per share, as adjusted	171,096	170,890	170,864	170,784	165,393	170,909	161,659
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	171,096	170,890	170,864	170,784	165,393	170,909	161,659

Weighted-average unvested restricted shares used in the allocations of net income, funds from operations, and funds from operations, as adjusted	2,734	2,124	2,163	2,277	1,614	2,325	1,723

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